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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2008

DEAR STOCKHOLDER:

        You are cordially invited to attend the Annual Meeting of Stockholders of RIGEL PHARMACEUTICALS, INC., a Delaware corporation (the "Company"). The meeting will be held on Thursday, May 29, 2008 at 10:00 a.m. local time at the Company's executive offices, located at 1180 Veterans Boulevard, South San Francisco, California 94080 for the following purposes:

  1.
  To elect three directors to the Board of Directors of the Company (the "Board") to hold office until the 2011 Annual Meeting of Stockholders.

  2.
  To approve amendments to the Company's 2000 Equity Incentive Plan (the "2000 Plan") to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan.

  3.
  To approve an amendment to the Company's 2000 Non-Employee Directors' Stock Plan (the "Directors' Plan") to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock.

  4.
  To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual meeting is April 1, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Dolly Vance Secretary
South San Francisco, California April 16, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

RIGEL PHARMACEUTICALS, INC.
1180 Veterans Boulevard
South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

May 29, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Rigel Pharmaceuticals, Inc. (sometimes referred to as the "Company" or "Rigel") is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

        Only stockholders of record at the close of business on April 1, 2008 will be entitled to vote at the Annual Meeting. On this record date, there were 36,472,564 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 1, 2008 your shares were registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 1, 2008 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

WHAT AM I VOTING ON?

        There are four matters scheduled for a vote:

  •
  Election of three directors to the Board to hold office until the 2011 Annual Meeting of Stockholders;

  •
  Approval of amendments to the Company's 2000 Equity Incentive Plan (the "2000 Plan") to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan;

  •
  Approval of an amendment to the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock; and

  •
  Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

HOW DO I VOTE?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote using one of the following methods:

  •
  In Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  Mail: To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  Telephone: To vote over the telephone, dial toll-free 1-800-560-1965 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 noon, Central Time on May 28, 2008 to be counted.

  •
  Internet: To vote on the Internet, go to http://www.eproxy.com/rigl to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 noon, Central Time on May 28, 2008 to be counted.

        Whether or not you plan to attend the meeting and vote in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Rigel. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

WE PROVIDE INTERNET PROXY VOTING TO ALLOW YOU TO VOTE YOUR SHARES ON-LINE, WITH PROCEDURES DESIGNED TO ENSURE THE AUTHENTICITY AND CORRECTNESS OF YOUR PROXY VOTE INSTRUCTIONS. HOWEVER, PLEASE BE AWARE THAT YOU MUST BEAR ANY COSTS ASSOCIATED WITH YOUR INTERNET ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES.

HOW MANY VOTES DO I HAVE?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 1, 2008.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) "For" the election of three directors to the Board to hold office until the 2011 Annual Meeting of Stockholders; (b) "For" approval of amendments to the 2000 Plan to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan; (c) "For" approval of an amendment to the Directors' Plan to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock; and (d) "For" ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Rigel's Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080.

  •
  You may attend the annual meeting and vote in person. However, simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR'S ANNUAL MEETING?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing and must comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, by December 17, 2008, to Rigel's Secretary at 1180 Veterans Boulevard, South San Francisco, California 94080. However, if Rigel's 2009 Annual Meeting of Stockholders is not held between April 29, 2009 and June 28, 2009, then the deadline will be a reasonable time prior to the time Rigel begins to print and mail its proxy materials. If you wish to submit a proposal or nominate a director, not to be included in next year's proxy materials, you must do so not later than the close of business on March 2, 2009 nor earlier than the close of business on January 31, 2009. However, if Rigel's 2009 Annual Meeting of Stockholders is not held between April 29, 2009 and June 28, 2009, to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the 2009 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth 90th day prior to the 2009 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2009 Annual Meeting of Stockholders is first made. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOW ARE VOTES COUNTED?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. for each proposal other than Proposal 1. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

WHAT ARE "BROKER NON-VOTES"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed

"non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

  •
  In January 2007, our Board amended our Bylaws to adopt a majority vote standard for non-contested director elections. Because the number of nominees properly nominated for the annual meeting is the same as the number of directors to be elected, the election of directors at this annual meeting is non-contested. Each nominee presented in Proposal No. 1 must be elected by a majority of the votes cast. If the number of votes "For" a nominee exceeds the number of votes "Withheld" (among votes properly cast in person or by proxy), then the nominee will be elected.

  •
  To be approved, Proposal No. 2, amendments to the 2000 Plan to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, an amendment to the Directors' Plan to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 4, ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2008, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

WHAT IS THE QUORUM REQUIREMENT?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 36,472,564 shares outstanding and entitled to vote. Thus, the holders of 18,236,283 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

        Rigel's Board of Directors is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board presently has nine members. There are three directors in the class whose term of office expires in 2008. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is Rigel's policy to encourage directors and nominees for director to attend the annual meeting. Four of our directors attended the 2007 annual meeting of stockholders.

        As a part of our continuing process of enhancing corporate governance procedures and in order to provide our stockholders with a more meaningful role in the outcome of the election of directors, in January 2007, our Board amended our Bylaws to adopt a majority vote standard for non-contested director elections. In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that meeting. Our Bylaws now provide that, in a non-contested election involving incumbent directors, if the votes cast "For" an incumbent director nominee do not exceed the number of votes "Withheld", the incumbent director will promptly tender his resignation to the Board. The Nominating and Corporate Governance Committee will review the circumstances surrounding the "Withheld" vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his resignation will not participate in the Board's or the Nominating and Corporate Governance Committee's decisions.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2011 ANNUAL MEETING

        Walter H. Moos, Ph.D., age 53, joined us as a director in March 1997. In March 2005, Dr. Moos joined SRI International, an independent nonprofit research institute, as Vice President of the biosciences division. From 1997 to 2004, Dr. Moos served as the Chairman and Chief Executive Officer of MitoKor, Inc., a biotechnology company. From 1991 to 1997, he served as Corporate Vice President and Vice President, Research and Development in the Technologies Division of Chiron Corporation, a biotechnology company. From 1982 to 1991, Dr. Moos held several positions at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Company, last holding the position of Vice President, Neuroscience and Biological Chemistry. He has been an Adjunct Professor at the University of California, San Francisco, since 1992 and at James Madison University, Harrisonburg, Virginia, since 2007. Dr. Moos serves on the Board of Directors of MIGENIX Inc., a biotechnology company. Dr. Moos holds an A.B. from Harvard University and a Ph.D. in chemistry from the University of California, Berkeley.

        Hollings C. Renton, age 62, joined us as a director in January 2004. From June 2000 to March 2008, Mr. Renton served as Chairman of the Board of Onyx Pharmaceuticals, Inc., where he had also served as President and Chief Executive Officer since March 1993 and a director since April 1992. Mr. Renton retired as President and Chief Executive Officer of Onyx and resigned from its Board, effective March 31, 2008. Prior to joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation. He assumed that position in 1991 on Chiron's acquisition of Cetus Corporation, where he had been President since 1990 and Chief Operating Officer since 1987. He joined Cetus in 1981 and was Chief Financial Officer from 1983 to 1987. He holds an M.B.A. from the University of Michigan and a B.S. in mathematics from Colorado State University. Mr. Renton also serves as a member of the boards of directors of Cepheid Corporation and Special Olympics Northern California.

        Stephen A. Sherwin, M.D., age 59, joined us as a director in March 2000. Since March 1990, he has served as Chief Executive Officer and director of Cell Genesys, Inc., and as Chairman of the Board of Cell Genesys since March 1994. From March 1990 to August 2001, Dr. Sherwin held the additional position of President of Cell Genesys. From 1983 to 1990, Dr. Sherwin held various positions at Genentech Inc., a biopharmaceutical company, most recently as Vice President, Clinical Research. Dr. Sherwin currently serves as Chairman of the Board of Ceregene, Inc., a former subsidiary of Cell Genesys, which he co-founded in 2001, as a director of Neurocrine Biosciences, Inc. and as a director of the Biotechnology Industry Organization (BIO). He was also a co-founder of Abgenix, Inc., a former subsidiary of Cell Genesys which is now part of Amgen, Inc. Dr. Sherwin received his M.D. from Harvard Medical School and his B.A. from Yale University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

        James M. Gower, age 59, has been our Chairman of the Board and Chief Executive Officer since October 2001. Mr. Gower joined us as our President, Chief Executive Officer and as a member of our Board in January 1997. From 1992 to March 1996, Mr. Gower was President and Chief Executive Officer of Tularik Inc., a biotechnology company developing small-molecule drugs regulating gene expression. Prior to Tularik, Mr. Gower spent ten years at Genentech, Inc., a biopharmaceutical company, where he most recently served as Senior Vice President. During his ten years at Genentech, Mr. Gower was responsible for business development and sales and marketing functions. In addition, he established and managed Genentech's foreign operations in Canada and Japan and served as President of Genentech Development Corporation. Mr. Gower serves on the Board of Directors of Cell Genesys, Inc. He holds a B.S. and an M.B.A. in operations research from the University of Tennessee.

        Gary A. Lyons, age 57, joined us as a director in October 2005. Mr. Lyons has served as a member of the Board of Directors of Neurocrine Biosciences, Inc., a biopharmaceutical company, since 1993 and was its Chief Executive Officer from 1993 until January 2008. Prior to joining Neurocrine, he held a number of management positions at Genentech, Inc. including Vice President of Business Development and Vice President of Sales, and also served as a member of Genentech's Executive Committee. Mr. Lyons was responsible for international licensing, acquisitions and partnering for Genentech's Corporate Venture Program and had operating responsibility for two subsidiaries, Genentech Canada, Inc. and Genentech Limited (Japan). He holds a B.S. degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University's J.L. Kellogg Graduate School of Management. Mr. Lyons currently serves on the Board of Directors of Vical, Inc.

        Donald G. Payan, M.D., age 59, one of our co-founders, has been a member of our Board since July 1996 and has served as our Executive Vice President and Chief Scientific Officer since January 1997. In February 2008, Dr. Payan became our Executive Vice President, President of Discovery and

Research. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1993 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in Medicine at the Massachusetts General Hospital, and is a former Professor at the University of California, San Francisco and member of The Howard Hughes Medical Institute.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

        Jean Deleage, Ph.D., age 67, joined us as a director in January 1997. Dr. Deleage is a founder and has been a managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies, since 1996. In 1979, Dr. Deleage founded Burr, Egan, Deleage & Co., a venture capital firm. Dr. Deleage was a founder of Sofinnova, a venture capital organization in France, and Sofinnova, Inc., the U.S. subsidiary of Sofinnova. Dr. Deleage currently serves on the Board of Directors of IDM Pharma, Inc., Innate Pharma SA, Kosan Biosciences Incorporated, LifeCycle Pharma A/S, and is Chairman of the Board of TorreyPines Therapeutics, Inc. Dr. Deleage received a Baccalaureate in France, a Masters Degree in electrical engineering from the Ecole Superieure d'Electricite and a Ph.D. in economics from the Sorbonne.

        Peter S. Ringrose, Ph.D., age 62, joined us as a director in February 2005. Dr. Ringrose's experience in the pharmaceutical industry spans more than 30 years and includes key leadership positions as Senior Vice President for Worldwide Drug Discovery and Medicinal R & D Europe at Pfizer Inc, a pharmaceutical company, and Division Director of Chemotherapy, Infectious Diseases and Molecular Sciences at the Sandoz Research Institute in Vienna, Austria. In 2002, Dr. Ringrose retired from Bristol-Myers Squibb, a pharmaceutical company, where he served as Chief Scientific Officer from January 2000 to December 2002, as well as President of the Pharmaceutical Research Institute from January 1997 to December 2002. Dr. Ringrose is currently chair of the Biotechnology and Biological Sciences Research Council (UK) and is a member of the UK Government's Technology Strategy Board. He was a non-executive director of Cambridge Antibody Technology until its acquisition by AstraZeneca in June 2006. He is a non-executive director of Astex Therapeutics and Biotica (Cambridge UK) and serves on the scientific advisory boards of Schering Plough, Cempra Pharmaceuticals and Accenture Inc. Dr. Ringrose also served on the board of governors for the New York Academy of Sciences from 1999 to 2005 and is a council member of the Foundation for Science and Technology in the United Kingdom. Dr. Ringrose received a B.S., an M.A. and a Ph.D. from the University of Cambridge.

        Bradford S. Goodwin, age 53, joined us as a director in January 2007. Mr. Goodwin is currently a director of PDL BioPharma and, until its sale in early 2007, he was also the Chairman of the Board of CoTherix, Inc., a publicly-traded company focused on pulmonary arterial hypertension. From 2001 to 2006, he was Chief Executive Officer and Director of Novacea, Inc., a publicly-held biopharmaceutical company focused on in-licensing, developing and commercializing novel therapies for cancer. Prior to Novacea, Mr. Goodwin was President, Chief Operating Officer and Founder of Collabra Pharma, a company focused on pharmaceutical product licensing and development. Before starting Collabra, he held various senior executive positions with Genentech, Inc., including Vice President of Finance. After becoming a CPA while working as an auditor at PricewaterhouseCoopers, he served on expert advisory committees of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and the International Accounting Standards Board. Mr. Goodwin holds a BS in business administration from the University of California, Berkeley.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        The Nasdaq Stock Market ("Nasdaq") listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq.

        Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for James M. Gower, our Chairman of the Board and Chief Executive Officer, and Donald G. Payan, our Executive Vice President, President of Discovery and Research, who are not independent directors by virtue of their employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.

Meetings of the Board of Directors

        The Board met four times during fiscal year 2007. All of our directors attended at least 75% of the aggregate of the meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively.

        As required under applicable Nasdaq listing standards, in fiscal 2007, Rigel's independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit	Compensation	Finance	Nominating and Corporate Governance
James M. Gower			X
Donald G. Payan, M.D.
Jean Deleage, Ph.D.		X	X
Bradford S. Goodwin(1)	X*
Gary A. Lyons(2)	X	X
Walter H. Moos, Ph.D.		X*		X
Hollings C. Renton	X
Peter S. Ringrose, Ph.D.				X
Stephen A. Sherwin, M.D.(3)	X			X*

Total meetings in fiscal 2007	6	5	2	2

*
Committee Chairperson

(1)
Appointed to the Audit Committee in January 2007.

(2)
Resigned from the Audit Committee in January 2007.

(3)
Appointed to the Nominating and Corporate Governance Committee in May, 2007.

        Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. As discussed above, the Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee Rigel's corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Rigel's audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in Rigel's Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel's quarterly financial statements; and reviews the results of management's efforts to monitor compliance with Rigel's programs and policies designed to ensure adherence to applicable laws and rules and Rigel's Code of Conduct, including reviewing and approving related-party transactions.

        The Audit Committee comprises three directors: Messrs. Goodwin and Renton and Dr. Sherwin. Mr. Renton and Dr. Sherwin were on the Audit Committee for all of fiscal 2007. Effective with his appointment in January 2007, Mr. Goodwin joined the Audit Committee, replacing Mr. Lyons. The Audit Committee met six times during fiscal year 2007. The Audit Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/AuditCommitteeCharter_091807.pdf.

        The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of Rigel's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Messrs. Renton and Goodwin each qualify as an "audit committee financial expert," as defined in applicable rules and regulations promulgated by the Securities and Exchange Commission, or SEC. For each of Messrs. Renton and Goodwin, the Board made a qualitative assessment of each of their level of knowledge and experience, based on a number of factors, including their respective formal education and experience as a person actively supervising a principal financial officer of a public company, as well as Mr. Renton's experience as a principal financial officer for a public company and Mr. Goodwin's experience as a principal accounting officer for a public company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Company's management has primary responsibility for preparing the Company's financial statements and establishing the financial reporting process. Rigel's independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

        The Audit Committee has reviewed and discussed with Rigel's management the audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with the independent accountants the independent accountants' independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Rigel's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      Bradford S. Goodwin

                      Hollings C. Renton

                      Stephen A. Sherwin, M.D.

Compensation Committee

        The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel's compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves or recommends to the Board corporate performance goals and objectives relevant to the compensation of Rigel's executive officers and other senior management; reviews and approves or recommends to the Board the compensation and other terms of employment of Rigel's Chief Executive Officer; reviews and approves or recommends to the Board the compensation and other terms of employment of the other members of senior management; reviews and approves or recommends to the Board the compensation for Board members; and administers Rigel's stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

        The Compensation Committee comprises three directors: Drs. Moos and Deleage and Mr. Lyons. All members of Rigel's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met five times during fiscal year 2007. The Compensation Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/Compensation_Committee_Charter.pdf.

(1)
"The material in this Report of the Audit Committee of the Board of Directors is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Rigel under the 1933 Securities Act, as amended, or the Securities Act, or the Exchange Act."

        Commencing in 2007, the Compensation Committee also began to review with management Rigel's Compensation Discussion and Analysis, or CD&A, and to consider whether to recommend that it be included in Rigel's proxy statements and other filings.

        Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. Our General Counsel serves as the representative of management. The Compensation Committee meets in executive session whenever there is discussion about the compensation of a member of management. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants' reasonable fees and other retention terms.

        During 2006, the Compensation Committee engaged Towers Perrin as a compensation consultant. The Compensation Committee interviewed three different firms before selecting Towers Perrin to perform a requested analysis. The Compensation Committee requested that Towers Perrin advise the Compensation Committee on all matters related to our then-current compensation programs and to evaluate the competitiveness and effectiveness of the total compensation package offered to our employees on the basis of market data and trends among our peers. The scope of the Towers Perrin engagement and the use of Towers Perrin's analyses by the Compensation Committee is discussed more fully in the Compensation Discussion and Analysis section of this proxy statement.

        At the request of the Compensation Committee, in 2006 Towers Perrin conducted individual interviews with members of the Compensation Committee, management and the head of human resources to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the markets in which the Company competes. As part of its engagement, Towers Perrin was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Towers Perrin ultimately developed recommendations that were presented to the Compensation Committee for its consideration in the latter part of 2006. Following an active dialogue with Towers Perrin, the Compensation Committee recommended to the Board a long term approach to achieving the recommendations of Towers Perrin. The Towers Perrin 2006 engagement was the most recent engagement of a compensation consulting firm by the Compensation Committee.

        Historically, the Compensation Committee has reviewed and recommended to the Board most of the significant adjustments to annual compensation, bonus and equity awards recommendations, and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers, at various meetings throughout the year, matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation level recommendations and the establishment of performance objectives for the current year to be ratified by the independent members of the Board. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee then makes a recommendation to our Board regarding any adjustments to his compensation, as well as awards to be granted. However, the Compensation Committee may use, and has used on occasion, its authority to approve the recommended compensation. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant or public information.

        The specific recommendations of the Compensation Committee with respect to executive compensation for fiscal 2007 and 2008 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. Mr. Gower, our Chief Executive Officer is currently on the Board of Directors of Cell Genesys, Inc., but is not and has not been a member of their Compensation Committee. Dr. Sherwin, a member of our Board, Audit Committee and Nominating and Corporate Governance Committee, has been the Chief Executive Officer of Cell Genesys, Inc. since March 1990.

        Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director of the Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel's Bylaws.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      Jean Deleage, Ph.D.

                      Gary A. Lyons

                      Walter H. Moos, Ph.D.

(2)
The material in this Report of the Compensation Committee of the Board of Directors is not "soliciting material", is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Finance Committee

        The Finance Committee of the Board of Directors was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel's capital structure, certain financing arrangements and strategic collaborations for the Company. The Finance Committee comprised two directors during fiscal 2007: Mr. Gower and Dr. Deleage. Dr. Sherwin joined the Finance Committee in January 2008. Dr. Deleage and Dr. Sherwin are each considered independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Finance Committee met two times during fiscal year 2007 in connection with Rigel's public offering in May 2007.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for Rigel.

        The Nominating and Corporate Governance Committee comprises three directors: Drs. Moos, Sherwin and Ringrose. Dr. Ringrose was appointed to the Nominating and Corporate Governance Committee by the Board in May 2007. All members of the Nominating and Corporate Governance Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating and Corporate Governance Committee met twice during fiscal year 2007. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/NominatingCommitteeCharter.pdf.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications. The Nominating and Corporate Governance Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, exhibiting a reputation for personal integrity and ethics, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers all factors as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at least 120 days prior to the anniversary date of the mailing of Rigel's proxy statement for the preceding annual meeting of stockholders to Rigel's Secretary at the following address: Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. The deadline for nominating a director for the 2009 Annual Meeting of Stockholders is December 17, 2008. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

        Historically, Rigel has not followed a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it to Rigel's website.

        Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 1180 Veterans Boulevard, South San Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Nominating and Corporate Governance Committee.

CODE OF CONDUCT

        The Company has adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors and employees. The Code of Conduct is available on our website at
 http://media.corporate-ir.net/media_files/IROL/12/120936/corpgov/codeofconduct.pdf. If Rigel makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

        In January 2000, our Board adopted, and our stockholders subsequently approved, our 2000 Plan, which is an amendment and restatement of our 1997 Stock Option Plan. Prior to stockholder approval of the amendments subject to this Proposal 2, there is an aggregate total of 8,410,403 shares of common stock authorized for issuance under the 2000 Plan. During the 2007 fiscal year, we granted options to purchase 570,699 shares of common stock under the 2000 Plan to our current executive officers at an exercise price of $11.73 per share, and we granted to all employees and consultants (excluding executive officers) as a group options to purchase 391,818 shares of common stock at exercise prices ranging from $9.58 to $11.36 per share. No other stock awards were made in the 2007 fiscal year under the 2000 plan.

        As of March 15, 2008, awards covering an aggregate of 8,687,684 shares of common stock had been granted under the 2000 Plan and only 1,024,520 shares of common stock (plus any shares that might be returned to the 2000 Plan in the future as a result of cancellation or expiration of awards) remained available for future grant under the 2000 Plan. Upon approval of this Proposal 2, an additional 3,350,000 shares will become available for future grant under the 2000 Plan.

        In February 2008, our Board approved amendments to the 2000 Plan, subject to stockholder approval, to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan. Our Board adopted these amendments to ensure that Rigel can continue to grant stock options and other stock awards under the 2000 Plan at levels determined appropriate by our Board and Compensation Committee.

        In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive market with efforts to closely monitor our stock award "burn rate," which is defined as the number of shares subject to stock awards granted in a fiscal year divided by the gross number of shares of common stock outstanding at the end of that fiscal year. In connection with the amendment to the 2000 Plan approved by our stockholders at the 2007 annual meeting of stockholders, and in order to address any potential stockholder concerns regarding the number of stock awards we intend to grant in a given year, our Board committed to our stockholders that for the next three fiscal years, beginning with the fiscal year ended December 31, 2007, the total "burn rate" under the 2000 Plan and our 2000 Non-Employee Directors' Stock Option Plan would not exceed 4.50% per year on average. For purposes of calculating the number of shares granted in a year, each share subject to a stock award is counted as equivalent to (i) one and one-half (1.5) shares if our annual stock price volatility is 53% or higher, (ii) two shares if our annual stock price volatility is between 25% and 52%, and (iii) four shares if our annual stock price volatility is less than 25%.

        Stockholders are requested in this Proposal 2 to approve the amendments to the Company's 2000 Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendments to the 2000 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2000 Plan, as amended, is appended to this proxy statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the 2000 Plan are outlined below:

GENERAL

        The 2000 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards, restricted stock awards, restricted stock unit awards, stock appreciation rights and performance stock awards (collectively "awards"). Incentive stock options granted under the 2000 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2000 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, we have granted only stock options under the 2000 Plan.

PURPOSE

        Our Board adopted the 2000 Plan to provide a means by which employees, directors and consultants of Rigel and our affiliates may be given an opportunity to purchase our stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Rigel and our affiliates. All of our approximately 175 employees, directors and consultants are eligible to participate in the 2000 Plan.

ADMINISTRATION

        Our Board administers the 2000 Plan. Subject to the provisions of the 2000 Plan, the Board has the power to construe and interpret the 2000 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise, purchase or strike price of each stock award, the types of consideration permitted to exercise or purchase each stock award, and other terms of the awards.

        The Board has the power to delegate administration of the 2000 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more "outside directors" in accordance with Section 162(m) of the Code or solely of two or more "non-employee directors" in accordance with Rule 16b-3 of the Exchange Act. This limitation excludes from the committee directors who are (i) current employees of Rigel or an affiliate, (ii) former employees of Rigel or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of Rigel or an affiliate, (iv) directors currently receiving direct or indirect remuneration from Rigel or an affiliate in any capacity (other than as a director) and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m).

        Our Board has delegated administration of the 2000 Plan to the Compensation Committee of the Board. As used herein with respect to the 2000 Plan, the "Board" refers to any committee the Board appoints as well as to our Board itself.

STOCK SUBJECT TO THE 2000 PLAN

        Subject to this Proposal 2, an aggregate of 11,760,403 shares of common stock will be reserved for issuance under the 2000 Plan. As of March 15, 2008, stock options covering an aggregate of 6,291,538 shares of common stock were outstanding under the 2000 Plan and the Directors' Plan (of which, an aggregate of 6,040,272 shares of common stock were outstanding under the 2000 Plan), and 1,205,465 shares of common stock (plus any shares that might in the future be returned to the 2000 Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2000 Plan and the Directors' Plan (of which 1,024,520 shares remained available under the 2000 Plan). The weighted average exercise price of all options outstanding as of March 15, 2008 was approximately $16.56 (approximately $16.70 for options outstanding under the 2000 Plan), and the weighted average remaining term of such options was approximately 7.70 years (7.69 years for options under the 2000 Plan). Except as set forth above, as of March 15, 2008, 100,000 shares of common stock were subject to issuance upon the exercise of outstanding warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 36,472,564 shares of common stock were outstanding as of April 1, 2008.

        If awards granted under the 2000 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2000 Plan. If unvested shares of common stock issued pursuant to stock awards under the 2000 Plan are forfeited or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2000 Plan. If a stock award granted under the 2000 Plan is settled in cash, then the shares of common stock not issued under such stock award will again become available for issuance under the 2000 Plan.

        Subject to this Proposal 2, to the extent there is a share of common stock issued pursuant to a stock award that counted as one and one-half (1.5) shares against the number of shares available for issuance under the 2000 Plan and such share of common stock again becomes available for issuance under the 2000 Plan, then the number of shares of common stock available for issuance under the 2000 Plan shall increase by one and one-half (1.5) shares. If shares of common stock subject to an award are not delivered to a participant because such shares instead are withheld for payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award ("net exercised"), then the number of shares that are not delivered will not again be available for issuance under the 2000 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2000 Plan.

        The number of shares available for issuance under the 2000 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) one and one-half (1.5) shares for each share of common stock issued pursuant to stock bonus awards, restricted stock awards, stock unit awards, performance stock awards, or other stock awards granted under the 2000 Plan.

ELIGIBILITY

        Incentive stock options may be granted under the 2000 Plan only to employees (including officers) of Rigel and our affiliates. Employees (including officers), directors and consultants of both Rigel and our affiliates are eligible to receive all other types of awards under the 2000 Plan.

        No incentive stock option may be granted under the 2000 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Rigel or any affiliate of Rigel, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2000 Plan and any other such plans of Rigel and our affiliates) may not exceed $100,000.

        No employee may be granted options under the 2000 Plan exercisable for more than 166,666 shares of common stock during any calendar year (the "Section 162(m) Limitation").

TERMS OF OPTIONS

        Options may be granted under the 2000 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2000 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant, which is defined under the 2000 Plan to be the closing price of our common stock on the day immediately preceding the grant date. As of March 14, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $16.38 per share.

        The exercise price of options granted under the 2000 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other Rigel common stock owned by the participant for at least six months (or such other longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes), (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement or (iv) in any other form of legal consideration acceptable to the Board.

        Vesting.    Options granted under the 2000 Plan may become exercisable in cumulative increments, or "vest," as determined by the Board. Shares covered by currently outstanding options under the 2000 Plan typically vest monthly during the participant's employment by, or service as a director or consultant to, Rigel or an affiliate (collectively, "service"), and certain options do not begin to vest until the first anniversary of the grant date. Shares covered by options granted in the future under the 2000 Plan may be subject to different vesting terms. Our Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2000 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows Rigel to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting.

        Tax Withholding.    To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Rigel to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Rigel common stock or by a combination of these means.

        Term.    The maximum term of options under the 2000 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 2000 Plan generally terminate three months after termination of the participant's service unless: (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months following the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by Rigel under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

TERMS OF STOCK BONUS AWARDS AND RESTRICTED STOCK AWARDS

        Stock bonus awards may be granted under the 2000 Plan pursuant to stock bonus agreements, Restricted stock awards may be granted under the 2000 Plan pursuant to restricted stock purchase agreements. No stock bonus awards or restricted stock awards have been granted under the 2000 Plan.

        Payment.    Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of our common stock on the date the award is made or the date of purchase. Our Board may award stock bonuses in consideration of past services without a purchase payment.

        The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2000 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold or awarded under the stock bonus agreement or restricted stock purchase agreement may, but need not, be subject to a repurchase option in favor of Rigel in accordance with a vesting schedule as determined by the Board. Our Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2000 Plan.

        Termination of Service.    Upon termination of a participant's service, the Company may repurchase or otherwise reacquire any shares of stock that have not vested as of such termination under the terms of the restricted stock purchase agreement.

        Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

TERMS OF STOCK APPRECIATION RIGHTS

        Stock appreciation rights may be granted under the 2000 Plan pursuant to stock appreciation rights agreements. No stock appreciation rights have been granted under the 2000 Plan.

        Exercise.    Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of the aggregate fair market value of our common stock on the date of exercise over the strike price, determined by the Board on the date of grant.

        Settlement of Awards.    The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, any combination of these means, or any other form of consideration determined by the Board.

        Vesting.    Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

        Termination of Service.    Upon termination of a participant's service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

TERMS OF STOCK UNIT AWARDS

        Stock unit awards may be granted under the 2000 Plan pursuant to stock unit award agreements. No stock unit awards have been granted under the 2000 Plan.

        Consideration.    The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

        Settlement of Awards.    A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means, as determined by the Board.

        Vesting.    Stock unit awards vest at the rate specified in the stock unit award agreement, as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

        Dividend Equivalents.    Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

        Termination of Service.    Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant's termination of service.

PERFORMANCE-BASED STOCK AWARDS

        Under the 2000 Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of Rigel and its affiliates and directors of Rigel are eligible to receive performance-based stock awards under the 2000 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance-based stock awards may not exceed the value of more than 166,666 shares of Rigel's common stock.

        In granting a performance-based stock award, the Board will set a period of time (a "performance period") over which the attainment of one or more goals ("performance goals") will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria ("performance criteria") enumerated in the 2000 Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

        Performance goals under the 2000 Plan shall be determined by the Board, based on a service condition or on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders' equity; and (xxxii) other measures of performance selected by the Board.

        The Board is authorized, at any time in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (I) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (II) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting Rigel, or the financial statements of Rigel, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (III) in view of the Board's assessment of the business strategy of Rigel, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (a) to exclude the dilutive effects of acquisitions or joint ventures; (b) to assume that any business divested by Rigel achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (c) to exclude the effect of any change in the outstanding shares of common stock of Rigel by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

        Compensation attributable to performance-based stock awards under the 2000 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a Compensation Committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing, prior to the granting (or exercisability) of the award, that the performance goal has been satisfied.

ADJUSTMENT PROVISIONS

        If any change is made to the outstanding shares of Rigel's common stock without the Company's receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made to the type(s), class(es) and number of shares of common stock subject to the 2000 Plan and outstanding awards. In that event, the 2000 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2000 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of (i) a sale, lease or other disposition of all or substantially all of the Company's securities or assets, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which Rigel is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may continue or assume awards outstanding under the 2000 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with Rigel or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, and the awards will terminate if not exercised (if applicable) at or prior to such effective date. Options granted under the 1997 Stock Option Plan will be subject to the foregoing provisions upon a dissolution or liquidation of the Company.

        The 2000 Plan provides that, in the event of a dissolution or liquidation of Rigel, all outstanding awards under the 2000 Plan will terminate prior to such event and shares of common stock subject to the Company's repurchase option may be repurchased by the Company, notwithstanding whether the holder is still providing services to Rigel.

        The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Rigel.

DURATION, AMENDMENT AND TERMINATION

        Our Board may suspend or terminate the 2000 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2000 Plan will terminate on April 24, 2013.

        Our Board may also amend the 2000 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2000 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 2000 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. Our Board may submit any other amendment to the 2000 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

        In the event of a decline in the value of our common stock, our Board does not have the authority to offer participants the opportunity to reduce the exercise price of any outstanding stock awards or to replace any outstanding stock awards with new stock awards without obtaining stockholder approval within 12 months prior to such event.

FEDERAL INCOME TAX INFORMATION

        The following is a summary of the principal United States federal income tax consequences to employees and the Company with respect to participation in the 2000 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

        Incentive Stock Options.    Incentive stock options under the 2000 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the participant or Rigel by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a "qualifying disposition") will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, Rigel will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2000 Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or Rigel by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. Upon the receipt of shares under a restricted stock award, the participant normally will recognize ordinary income equal to the excess of the stock's fair market value over the purchase price, if any, for the restricted stock. However, an exception to this general rule may apply if the stock is subject to certain types of vesting restrictions such that it is subject to a "substantial risk of forfeiture" (as defined in Section 83 of the Code). In such event, unless the participant makes a Section 83(b) election under the Code within 30 days after the acquisition of the restricted stock, he or she generally will not recognize any income until such "substantial risk of forfeiture" lapses, and the income recognized will be based on the fair market value of the stock on such future date. In addition, the participant's holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin on the date the "substantial risk of forfeiture" lapses. If a participant files a Section 83(b) election, he or she must report ordinary income equal to the difference between the stock's fair market value and the purchase price, if any. When the participant later sells such shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term or short-term depending on the length of time the shares are held.

        With respect to employees, Rigel is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Rigel will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

        Restricted Stock Bonus Awards.    Upon receipt of a restricted stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. The Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

        However, if the shares issued upon the grant of a restricted stock bonus award are unvested and subject to reacquisition or repurchase by the Company in the event of the participant's termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company's reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

        Upon disposition of the stock acquired upon the receipt of a restricted stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

        Stock Unit Awards.    No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant, in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Rigel, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a Compensation Committee solely comprising "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Stock options with exercise prices of less than fair market value on the grant date, awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m) only if (i) the award is granted by a Compensation Committee solely comprising "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

OPTION TRANSACTIONS

        The following table presents certain information with respect to options granted and outstanding under the 2000 Plan as of March 15, 2008 to our (i) Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2007 (referred to in this proxy statement as the "Named Executive Officers"), (ii) all executive officers as a group, (iii) all non-employee directors as a group, and (iv) all non-executive officer employees as a group.

Name	Number of Options Granted and Outstanding
James M. Gower	940,000
Donald G. Payan, M.D.	672,584
Elliott B. Grossbard, M.D.	580,000
Raul R. Rodriguez	606,389
Ryan D. Maynard	356,910
All Executive Officers as a Group (7 individuals)	3,820,504
All Non-Employee Directors as a Group (5 individuals)	102,070
All Non-Executive Officer Employees as a Group (159 individuals)	2,044,908

Total	5,967,482

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        In August 2000, our Board adopted, and our stockholders subsequently approved, our Directors' Plan. Prior to stockholder approval of the amendment subject to this Proposal 3, there is an aggregate total of 435,000 shares of common stock authorized for issuance under the Directors' Plan. During the 2007 fiscal year, we granted options to purchase 90,000 shares of common stock under the Directors' Plan to our non-employee directors at exercise prices ranging from $9.74 to $11.36 per share. As of March 15, 2008, options covering an aggregate of 300,869 shares of common stock had been granted under the Directors' Plan and only 180,945 shares of common stock (plus any shares that might be returned to the Directors' Plan in the future as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan.

        In February 2008, our Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock. Stockholders are requested in this Proposal 3 to approve an amendment to the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors' Plan, as described above. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. In February 2008, our Board also approved an amendment to the Directors' Plan to provide that, upon a change of control, each option held by an option holder whose continuous service has not terminated immediately prior to the change in control will immediately vest and become exercisable. This second amendment did not require stockholder approval. A copy of the Directors' Plan, as amended, is appended to this Proxy Statement as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

        The essential features of the Directors' Plan are outlined below:

GENERAL

        The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

        Our Board adopted the Directors' Plan to provide a means by which non-employee directors of Rigel may be given an opportunity to purchase stock in Rigel, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Rigel. All seven of our current non-employee directors are eligible to participate in the Directors' Plan.

ADMINISTRATION

        Our Board administers the Directors' Plan. The board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or other terms of the option, except to the extent such terms are not specified in the Directors' Plan.

        The board may not delegate administration of the Directors' Plan to a committee.

ELIGIBILITY

        The Directors' Plan provides that options may be granted only to non-employee directors of Rigel. A "non-employee director" is defined in the Directors' Plan as a director of Rigel who is not otherwise an employee of Rigel or any affiliate.

STOCK SUBJECT TO THE DIRECTORS' PLAN

        Subject to this Proposal 3, an aggregate of 535,000 shares of common stock will be reserved for issuance under the Directors' Plan. As of March 15, 2008, stock options covering an aggregate of 6,291,538 shares of stock were outstanding under the 2000 Plan and the Directors' Plan (of which, 251,266 shares of common stock were outstanding under the Directors' Plan), and 1,205,465 shares of common stock (plus any shares that might in the future be returned to the 2000 Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2000 Plan and the Directors' Plan (of which, 180,945 shares of common stock remained available for future grant under the Directors' Plan). The weighted average exercise price of all options outstanding as of March 15, 2008 was approximately $16.56 (approximately $13.33 for options outstanding under the Directors' Plan), and the weighted average remaining term of such options was approximately 7.70 years (8.09 years for options under the Directors' Plan). Except as set forth above, as of March 15, 2008, 100,000 shares of common stock were subject to issuance upon the exercise of outstanding warrants and no other shares were subject to issuance upon the conversion of any convertible securities, other than the shares available for issuance under the 2000 Employee Stock Purchase Plan. A total of 36,472,564 shares of common stock were outstanding as of April 1, 2008.

        If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors' Plan. Shares not issued pursuant to a "net exercise" of an option or withheld in satisfaction of withholding taxes will not again become available for issuance under the Directors' Plan. In addition, if the exercise price of any option is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Directors' Plan.

TERMS OF OPTIONS

        The following is a description of the terms of options granted under the Directors' Plan. Individual option grants may not be more restrictive as to the terms described below, except as otherwise noted.

        Automatic Grants.    Each person who is elected or appointed for the first time to be a non-employee director automatically is granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election or appointment as a non-employee director. Further, the Directors' Plan, as proposed, provides for the automatic, non-discretionary grant of an option to purchase 10,000 shares of our common stock to each non-employee director on the day following each annual meeting of our stockholders, if such non-employee director continues to serve as a director on such date, prorated to reflect any full quarters during which he or she did not serve as a non-employee director.

        Exercise Price; Payment.    The exercise price of each option granted under the Directors' Plan is 100% of the fair market value of the stock subject to the option on the date of the grant, which is defined under the Directors' Plan to be the closing price of our common stock on the day immediately preceding the grant date. As of March 14, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $16.38 per share.

        The exercise price of options granted under the Directors' Plan must be paid (i) in cash at the time the option is exercised, (ii) by delivery of other Rigel common stock owned by the participant for at least six months (or such other period of time required to avoid a charge to earnings for financial accounting purposes), (iii) pursuant to a broker-assisted exercise program established under Regulation T, as promulgated by the Federal Reserve board (iv) pursuant to a 'net exercise' arrangement or (v) by a combination of the foregoing means.

        Repricing.    In the event of a decline in the value of our common stock, our Board does not have the authority to offer participants the opportunity to reduce the exercise price of outstanding options or to replace outstanding options with new options and/or cash without obtaining stockholder approval within twelve months prior to such event.

        Option Exercise.    Options granted under the Directors' Plan become exercisable in cumulative increments, or "vest," during the participant's service as a director of Rigel or during any subsequent employment of the participant and/or service by the participant as an employee or a consultant to Rigel or an affiliate (collectively, "service"). Options granted as initial grants vest in equal monthly installments beginning on the date that the director is first appointed to the Board and ending on the date of the annual meeting at which the director is first scheduled to be considered for election by the stockholders. Options granted as annual grants before the annual meeting vest in equal installments over the three year period following the date of grant and options granted as annual grants on or after the annual meeting vest in equal monthly installments over the year following the date of grant. Options granted under the Directors' Plan do not permit exercise prior to vesting.

        Term.    The term of options under the Directors' Plan is ten years. Options under the Directors' Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

        If the exercise of the option following the termination of the participant's service (other than upon the optionholder's death or disability) would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

        Other Provisions.    The option agreement may contain other terms, provisions and conditions not inconsistent with the Directors' Plan, as determined by our Board.

RESTRICTIONS ON TRANSFER

        The participant may not transfer an option except by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust or by gift to a member of the "immediate family" of the participant as that term is defined in 17 C.F.R. 240.16a-1(e). During the lifetime of the participant, an option may be exercised only by the participant or permitted transferee.

ADJUSTMENT PROVISIONS

        Transactions not involving receipt of consideration by Rigel, such as a merger, consolidation, reorganization, stock dividend, stock split or other capitalization adjustment, may change the class and number of shares of common stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

        In February 2008, our Board approved an amendment to the Directors' Plan, effective for all options granted under the Directors' Plan after the Annual Stockholders Meeting, to provide that in the event of a change in control, each option held by an option holder whose continuous service has not terminated immediately prior to the change in control, will immediately vest and become exercisable. The Directors' Plan provides that, in the event of (i) a sale, lease or other disposition of all or substantially all of our securities or assets, (ii) a merger or consolidation in which Rigel is not the surviving corporation or (iii) a reverse merger in which Rigel is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may continue or assume any options outstanding under the Directors' Plan or may substitute similar options. If any surviving or acquiring corporation does not assume such options or substitute similar options, then with respect to options held by participants who are in continuous service with Rigel or an affiliate prior to such an event, the vesting of such options will be accelerated in full and the options will terminate if not exercised at or prior to such event.

        For purposes of the Directors' Plan, and further described in Appendix B, a change in control will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

  (i)
  the acquisition (other than from the Company) by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty (50%) or more of the combined voting power of the Company's then outstanding voting securities; or

  (ii)
  the closing of:

  (a)
  a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

  (b)
  a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

        The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Rigel.

DURATION, AMENDMENT AND TERMINATION

        Our Board may suspend or terminate the Directors' Plan without stockholder approval or ratification.

        Our Board may also amend the Directors' Plan and the options outstanding thereunder at any time or from time to time. However, no amendment of the Directors' Plan may impair the rights and obligations of a participant under any options granted under the Directors' Plan prior to the amendment unless the participant consents in writing. In addition, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Directors' Plan to satisfy Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the Directors' Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 162(m) of the Code or any securities exchange listing requirements. Our Board may submit any other amendment to the Directors' Plan for stockholder approval.

FEDERAL INCOME TAX INFORMATION

        Nonstatutory Stock Options.    Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences.

        There are no tax consequences to the optionholder or to us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the stock. If the optionholder becomes an employee, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

OPTION TRANSACTIONS

        The following table presents certain information with respect to options granted and outstanding under the Directors' Plan to all of our non-employee directors.

Name	Number of Options Granted and Outstanding as of March 15, 2008
Jean Deleage, Ph.D.	34,446
Bradford S. Goodwin	30,000
Gary A. Lyons	40,000
Walter H. Moos, Ph.D.	34,446
Hollings C. Renton	38,334
Peter S. Ringrose, Ph.D.	36,667
Stephen A. Sherwin, M.D.	37,373

All Non-Employee Directors as a Group (7 Persons)	251,266

NEW PLAN BENEFITS

        The following table presents certain information with respect to options that will be granted under the Directors' Plan during fiscal 2008 to all of our non-employee directors.

Name	Number of Options to be Granted in 2008
Jean Deleage, Ph.D.	10,000
Bradford S. Goodwin	10,000
Gary A. Lyons	10,000
Walter H. Moos, Ph.D.	10,000
Hollings C. Renton	10,000
Peter S. Ringrose, Ph.D.	10,000
Stephen A. Sherwin, M.D.	10,000

All Non-Employee Directors as a Group (7 Persons)	70,000

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

        In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006 by Ernst & Young LLP, the Company's independent registered public accounting firm.

	Fiscal Year Ended
	2007	2006
	(in thousands)
Audit fees	$768	$549
Audit-related fees	—	—
Tax fees	—	—
All other fees		—

Total fees	$768	$549

        "Audit fees" consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2007 included approximately $176,000 of fees related to comfort letters associated with our public offering in May 2007.

        "Audit-related fees" consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." No such fees were billed during fiscal 2007 or 2006.

        "Tax fees" include fees for tax compliance, tax and planning and tax advice. No such fees were billed during fiscal 2007 or 2006.

        "All other fees" consist of fees for products and services other than the services described above. No such fees were billed during fiscal 2007 or 2006.

        All fees described above were approved by the Audit Committee.

        During the fiscal year ended December 31, 2007, none of the total hours expended on the Company's audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP's full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

MANAGEMENT
EXECUTIVE OFFICERS

        Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers as of March 15, 2008.

Name	Age	Position
James M. Gower	59	Chief Executive Officer, Chairman of the Board and Director
Donald G. Payan, MD	59	Executive Vice President, President of Discovery and Research
Ryan D. Maynard	38	Chief Financial Officer and Vice President
Raul R. Rodriguez	47	Executive Vice President and Chief Operating Officer
Elliott B. Grossbard, MD	60	Executive Vice President, Chief Medical Officer
Dolly A. Vance	43	Senior Vice President, General Counsel and Corporate Secretary
Robin D.G. Cooper, Ph.D., D.Sc.	69	Senior Vice President of Pharmaceutical Sciences

        James M. Gower has been our Chairman of the Board and Chief Executive Officer since October 2001. Mr. Gower joined us as our President, Chief Executive Officer and as a member of our Board in January 1997. From 1992 to March 1996, Mr. Gower was President and Chief Executive Officer of Tularik Inc., a biotechnology company developing small-molecule drugs regulating gene expression. Prior to Tularik, Mr. Gower spent ten years at Genentech, Inc., a biopharmaceutical company, where he most recently served as Senior Vice President. During his ten years at Genentech, Mr. Gower was responsible for business development and sales and marketing functions. In addition, he established and managed Genentech's foreign operations in Canada and Japan and served as President of Genentech Development Corporation. Mr. Gower serves on the Board of Directors of Cell Genesys, Inc. He holds a B.S. and an M.B.A. in operations research from the University of Tennessee.

        Donald G. Payan, M.D., one of our co-founders, has been a member of our Board since July 1996 and has served as our Executive Vice President and Chief Scientific Officer since January 1997. In February 2008, Dr. Payan became our Executive Vice President, President of Discovery and Research. From January 1997 to July 1998, he also served as our Chief Operating Officer. From July 1996 to January 1997, Dr. Payan served as our President and Chief Executive Officer. From December 1995 to May 1996, Dr. Payan was Vice President of AxyS Pharmaceuticals, Inc., a biopharmaceutical company. From September 1993 to December 1995, Dr. Payan was Executive Vice President and Chief Scientific Officer of Khepri Pharmaceuticals, Inc., which he founded and subsequently merged with AxyS Pharmaceuticals. Dr. Payan did his residency training in Medicine at the Massachusetts General Hospital, and is a former Professor at the University of California, San Francisco and member of The Howard Hughes Medical Institute.

        Ryan Maynard was appointed Vice President and Chief Financial Officer in January 2007. He joined Rigel in September 2001 as Corporate Controller and was appointed as an Assistant Secretary in October 2001. In June 2006 he became Vice President of Finance and Acting Chief Financial Officer. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999 he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young, LLP., where he became a certified public accountant. Mr. Maynard holds a B.S. degree in Commerce—Accounting from Santa Clara University.

        Raul R. Rodriguez joined us as our Vice President, Business Development in April 2000 and became our senior Vice President, Business Development and Commercial Operations in December 2002. In June 2004 Mr. Rodriguez became our Executive Vice President and Chief Operating Officer. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to

1994, Mr. Rodriguez held various positions at G.D. Searle, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his bachelor's degree from Harvard College, he went on to earn his Masters of Public Health at the University of Illinois. Subsequently, he received his M.B.A. at the Stanford Graduate School of Business.

        Elliott B. Grossbard, M.D., joined us as Senior Vice President of Medical Development in April 2002. In February 2008, Dr. Grossbard became our Executive Vice President, Chief Medical Officer. Prior to joining Rigel, Dr. Grossbard was Vice President, Clinical Affairs for Avigen Inc., an Alameda-based gene therapy products company. Before that, Dr. Grossbard served as Senior Vice President of Development and Vice President of Medical and Regulatory Affairs at Scios, Inc. During his tenure there, he oversaw several operational areas, including pharmacology/toxicology, quality control/quality and manufacturing/process sciences. He was also integral in the clinical development of Scios' lead compound Natrecor® (nesiritide), which was recently approved by the FDA for the treatment of acute heart failure, and the preclinical development of a variety of proteins, peptides and small molecules. From 1982 through 1990, Dr. Grossbard held the positions of Associate Director, Clinical Research, and Director, Clinical Research at Genentech Inc. At Genentech, he directed the development of the thrombolytic agent, Activase® tissue plasminogen activator (TPA), from the earliest preclinical studies through clinical trials, NDA filing and FDA approval. Dr. Grossbard joined Genentech from Hoffman-LaRoche where he held various positions in clinical research. Dr. Grossbard's primary research focus at Roche was on the interferon-alpha (Roferon®) program. Prior to joining the corporate sector, Dr. Grossbard held numerous academic appointments at such leading research institutions as Memorial Sloan-Kettering and Cornell University Medical Center, including Director of the adult bone marrow transplant program at Memorial Sloan-Kettering. Dr. Grossbard received his B.A. from Columbia College in 1969 and his M.D. from Columbia University in 1973. In addition, he received a M.S. in Law from Yale University School of Law in 1981. He trained in Medicine at Massachusetts General Hospital and in Hematology at Columbia University and Sloan-Kettering.

        Dolly A. Vance was appointed Senior Vice President, General Counsel and Corporate Secretary in January of 2007. Ms. Vance had been serving as Vice President, General Counsel, since January 2003. She joined Rigel in September 2000 as Rigel's first in-house counsel. Until September, 2000, she was at the law firm of Flehr Hohbach Test Albritton & Herbert (now Dorsey Whitney), where she was a partner. Prior to law school she worked in various research laboratories, including the laboratory of Norman Davidson at California Institute of Technology. She holds a bachelor's degree from University of California, San Diego and a J.D. degree from Boston University School of Law.

        Robin D. G. Cooper, Ph.D., D.Sc.    joined Rigel as Senior Vice President of Pharmaceutical Sciences in January 2004. Prior to joining Rigel, Dr. Cooper held various chemistry development research positions at Eli Lilly and Company. During his 32-year career at Eli Lilly and Company, Dr. Cooper was involved in bringing five compounds to the clinic. Dr. Cooper served on a number of discovery research/management groups, which evaluated Lilly's research direction and strategic goals. From 1985 to 1997, Dr. Cooper also served as the discovery representative for various committees in support of external relationships and supported Lilly's corporate patent strategy. Since 1997, Dr. Cooper leveraged his extensive knowledge and expertise by founding Cooper Consulting Inc., which provides consulting services for pharmaceutical and biotechnology companies, including Pfizer Inc, Procter & Gamble, Chiron Corporation, IntraBiotics Pharmaceuticals, Inc. and Vicuron, as well as for Rigel. He is a member of the American Chemical Society, a fellow with the Chemical Society in London and a member of the editorial board of the Journal of Antibiotics. Dr. Cooper has also served as a journal reviewer for numerous peer-reviewed publications. Dr. Cooper holds a B.Sc. from Imperial College in London, England, a Ph.D. from Queen Mary College/Imperial College, followed by a year with Nobel Laureate Sir Derek Barton in London. He was awarded his D.Sc. by London University.

        Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        As of March 15, 2008, stock options covering an aggregate of 6,291,538 shares of common stock were outstanding under the 2000 Plan and the Directors' Plan (6,040,272 under the 2000 Plan and 251,266 under the Directors' Plan), and 1,205,465 shares of common stock (plus any shares that might in the future be returned to the 2000 Plan and the Directors' Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2000 Plan and the Directors' Plan (1,025,520 shares under the 2000 Plan and 180,945 shares under the Directors' Plan). The weighted average exercise price of all options outstanding as of March 15, 2008 was approximately $16.56 ($16.70 for shares under the 2000 Plan and $13.33 for shares under the Directors' Plan), and the weighted average remaining term of such options was approximately 7.70 years (7.69 years under the 2000 Plan and 8.09 years under the Directors' Plan). A total of 36,471,344 shares of common stock were outstanding as of March 15, 2008. Except as set forth above, as of March 15, 2008, 100,000 shares of common stock were subject to issuance upon the exercise of outstanding warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 36,472,564 shares of common stock were outstanding as of April 1, 2008.

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,179,917	$13.85	2,516,901	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	5,179,917	$13.85	2,516,901	(1)

(1)
Includes 10,245 shares of common stock authorized for future issuance under the Company's 2000 Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 15, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 1180 Veteran Boulevard, South San Francisco, CA 94080.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	3,574,012	9.8%
FMR LLC(3) 82 Devonshire St. Boston, MA 02109	3,505,910	9.6%
Oppenheimer Funds, Inc.(4) Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281	3,302,000	9.1%
Entities Affiliated with D.E. Shaw Valence Portfolios, L.L.C.(5) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	2,676,674	7.3%
Entities Affiliated with Deerfield(6) 780 Third Avenue, 37th Floor New York, NY 10017	2,457,248	6.7%
Entities Affiliated with Visium Balanced Fund, L.P.(7) 950 Third Avenue New York, N.Y. 10022	2,278,052	6.2%
Directors and executive officers
James M. Gower(8)	887,267	2.4%
Donald G. Payan, MD(9)	660,478	1.8%
Raul Rodriguez(10)	526,819	1.4%
Elliott B. Grossbard, M.D.(11)	469,844	1.3%
Ryan D. Maynard(12)	238,720	*
Walter H. Moos, Ph.D.(13)	51,874	*
Stephen A. Sherwin, M.D.(14)	50,579	*
Jean Deleage, Ph.D.(15)	50,479	*
Hollings C. Renton(16)	49,165	*
Peter S. Ringrose, Ph.D.(17)	39,165	*
Gary A. Lyons(18)	26,665	*
Bradford S. Goodwin(19)	33,055	*
All executive officers and directors as a group (14 persons)(20)	3,671,678	10.1%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 36,466,678 shares outstanding on February 15, 2008, adjusted as required by rules promulgated by the SEC.

(2)
Wellington Management Company, LLP ("Wellington Management") is an investment adviser registered with the Securities and Exchange Commission under Section 203 of the Investment Advisers Act of 1940, as amended. Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of 3,574,012 shares, of the common stock of the Company. Such shares are owned by numerous investment advisory clients of Wellington Management, none of which is known to have beneficial ownership of five per cent or more of that class of securities of the Company.

(3)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,505,910 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 3,104,310 shares of the Common Stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Funds, each has sole power to dispose of 3,505,910 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Class B shares of common stock of FMR LLC, representing approximately 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(4)
These securities are owned by Oppenheimer Funds, Inc., an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) and Oppenheimer Global Opportunities Fund, an investment company registered under section 8 of the Investment Company Act of 1940. For purposes of the reporting requirements of the Exchange Act, Oppenheimer Funds, Inc. may be deemed to be a beneficial owner of such securities, though Oppenheimer Funds, Inc. disclaims that it is, in fact, the beneficial owner of the securities.

(5)
The shares are held in the name of D.E. Shaw Valence Portfolios, L.L.C. David E. Shaw is President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing member and investment adviser of D.E. Shaw Valence Portfolios, L.L.C. Mr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 2,676,674 shares, and, therefore, David E. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 2,676,674 shares.

(6)
These securities are owned by James E. Flynn and institutional investors, including Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield International Limited, Deerfield Special Situations Fund International Limited and James E. Flynn, which Flynn Management LLC and J.E. Flynn Capital LLC serve as General Partner, for which James E. Flynn serves as Managing Member with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, James E. Flynn may be deemed to be a beneficial owner of such securities, though Mr. Flynn disclaims that he is, in fact, the beneficial owner of such securities.

(7)
These shares are held as follows: Visium Balance Fund, LP ("VBF") owns 453,604 shares; Visium Long Bias Fund, LP ("VLBF") owns 234,739 shares; Visium Balanced Offshore Fund, Ltd. ("VBFO") owns 763,983 shares; Visium Long Bias Offshore Fund, Ltd. ("VLBFO") owns 713,505 shares; Atlas Master Fund, Ltd. ("AMF") owns 112,221 shares. By virtue of its position as investment advisor to each of VBF, VLGF, VBFO and VLBFO as well as managing an account for AMF, Visum Asset Management, LLC (VAM) may be deemed to beneficially own the 2,278,052 shares of the Company's Common Stock beneficially owned by VBF, FLBF, and VLBFO as well as the shares in the Company's Common Stock in the AMF managed account. By virtue of its position as General Partner to each of VBF, VLBF, VCM may be deemed to beneficially own the 688,343 shares of the Company's Common Stock beneficially owned by VBF and VLBF. By virtue of his position as the principal of VAM and the sole managing member of VCM, Jacob Gottlieb may be deemed to beneficially own the 2,278,052 shares of the Company's Common Stock beneficially owned by VAM.

(8)
Includes 757,498 shares subject to stock options which are exercisable within 60 days.

(9)
Includes 545,478 shares subject to stock options which are exercisable within 60 days.

(10)
Includes 499,267 shares subject to stock options which are exercisable within 60 days.

(11)
Includes 467,844 shares subject to stock options which are exercisable within 60 days.

(12)
Consists of shares subject to stock options which are exercisable within 60 days.

(13)
Includes 49,652 shares subject to stock options which are exercisable within 60 days.

(14)
Consists of shares subject to stock options which are exercisable within 60 days.

(15)
Includes 40,207 shares subject to stock options which are exercisable within 60 days.

(16)
Consists of shares subject to stock options which are exercisable within 60 days.

(17)
Consists of shares subject to stock options which are exercisable within 60 days.

(18)
Consists of shares subject to stock options which are exercisable within 60 days.

(19)
Includes 23,055 shares subject to stock options which are exercisable within 60 days.

(20)
Includes shares owned by and granted to executive officers that are not Named Executive Officers. Includes 3,354,681 shares subject to stock options which are exercisable within 60 days, as described in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates the performance of the Company and our executive officers and either approves executive compensation or makes recommendations for ratification by our independent Board members. Between Board meetings, our Compensation Committee consults with various members of management, other committees of the Board or other members of the Board and independent third party consultants, where appropriate, and reviews management's compensation recommendations. The members of our Compensation Committee are appointed by our Board, and each member is an independent director as defined under Nasdaq listing standards. Our Compensation Committee comprises Dr. Jean Deleage, Mr. Gary A. Lyons, and Dr. Walter H. Moos, who is the chairman.

Overall Goal

        Our executive compensation and benefit program is designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. We have created a compensation package that combines short and long-term compensation components, cash and equity components, and fixed and contingent components, in proportions that our Compensation Committee believes are optimized to most effectively attract and retain exceptional senior management and motivate them to achieve maximum stockholder value. Our executives' base salaries, target annual bonus levels and annual equity incentive award amounts are set at levels that are designed to promote achievement of challenging short-term and long-term corporate goals and to be competitive with companies that the Compensation Committee considers to be peers in our industry in order to retain the best senior management.

Process for Setting Executive Compensation and Role of Our Compensation Committee

        We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. In order to achieve this, we evaluate and reward our executive officers based on their contributions to the achievement of annual goals and objectives set early in the year. Performance is reviewed at least annually through processes discussed further below, with a focus on our research, clinical, regulatory, financial, and operational performance.

        Our Compensation Committee typically meets at least three times a year to evaluate the performance of our executive officers and the impact that performance has made with respect to achievement of Rigel's corporate strategies, business objectives and the long-term interests of Rigel's stockholders by: carefully reviewing Rigel's corporate objectives and scientific and business opportunities as identified by our senior management and directors; being updated, from time to time, on our compensation and benefit plan policies; receiving updates on the various compensation options, emerging topics and best practices; customizing those compensation options to the Company's goals and objectives; and either approving resolutions or taking its recommendations to the independent directors of the Board for approval. Typically, such decisions are made throughout the year, with compensation packages awarded by the Compensation Committee or Board at quarterly meetings planned in advance.

        For executive compensation decisions, our Compensation Committee considers the recommendations of our Chief Executive Officer, and, with respect to 2007 and, to date, 2008 executive officer compensation matters, Mr. Gower participated in our Compensation Committee's deliberations. However, Mr. Gower did not participate in the determination of his own compensation, nor did he participate in deliberations with respect to his compensation. Our Chief Executive Officer also annually leads the development of our corporate objectives and goals, which are reviewed and, subject to their input, approved by our Compensation Committee and Board. In 2007, Ms. Vance also provided to our Compensation Committee general and Rigel-specific information with respect to compensation matters. Other than as described above, no other executive officers participate in the determination or recommendation of the amount or form of executive officer compensation. Our Compensation Committee does not delegate any of its functions to others in determining executive officer compensation, and, except as described below, we have not engaged any consultants with respect to executive compensation matters.

        From time to time, our Compensation Committee engages a well-established consulting firm to analyze our executives' compensation packages against the compensation packages of executives at comparable companies to ensure that our compensation packages are competitive with our peers, with the goal of retaining and adequately motivating our senior management. The last evaluation requested from a compensation consulting firm by the Compensation Committee was delivered in 2006 and is discussed under "Competitive Market Review and Benchmarking" below.

Executive Compensation Program

        We believe that the most effective compensation and benefit program is one that provides competitive base pay to recruit and retain high-level employees, rewards the achievement of established annual and long-term goals and objectives with appropriate equity and non-equity incentive awards, and promotes long-term employment of key members of management with time-vesting equity compensation.

  Components of our Compensation Program

        Our performance driven compensation program consists of three components: base salary, short-term cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee has determined that these three components, with a portion of total compensation allocated to "at-risk" performance-based incentives, best align the interests of our executive officers with those of our stockholders. The Compensation Committee reviews relevant market compensation data and uses its judgment to determine the appropriate level and mix of compensation on an annual basis to ensure that compensation is competitive and that we are able to attract and retain capable executives.

        Base Salary.    Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain officers capable of leading us to achievement of our business goals in competitive market conditions. The base salary of our Named Executive Officers is reviewed on at least an annual basis and adjustments are made to reflect performance-based factors, for the company as well as the individual, and competitive market conditions, as discussed under "Competitive Market Review and Benchmarking" below. The Compensation Committee also takes into account subjective performance criteria, such as an executive's ability to lead, organize and motivate others, develop the skills necessary to mature with the Company, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. The Compensation Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive's contribution to our long-term success. Annual adjustments to salaries are effective as of January 1 of each year, with mid-year adjustments to salaries made under special circumstances, such as promotions or increased responsibilities, or in order to align certain salaries with those of individuals in peer companies in a step-wise fashion.

        In establishing the 2007 base salaries of the Named Executive Officers, our Compensation Committee took into account a number of factors, including each executive's experience, position and functional role, level of responsibility, accomplishments against personal and group objectives, uniqueness of applicable skills, and the demand and competitiveness for obtaining such an individual, with their specific expertise and experience, in the biotechnology industry, as well as market conditions, as discussed under "Competitive Market Review and Benchmarking" below. Based on this analysis, in January 2007, our Compensation Committee recommended and our Board approved setting Mr. Gower's 2007 base salary at $500,000, a 9.89% increase from the prior year's salary, Dr. Payan's 2007 base salary at $420,000, a 6.33% increase from the prior year's salary, Dr. Grossbard's 2007 base salary at $390,000, a 6.90% increase from the prior year's salary, and Mr. Rodriguez's 2007 base salary at $380,000, a 7.04% increase from the prior year's salary. Mr. Maynard was promoted to Vice President and Chief Financial Officer of the Company effective as of January 2007. Our Compensation Committee recommended and our Board approved this promotion and set Mr. Maynard's 2007 base salary at $260,000, effective January 1, 2007. This base salary represented a 13.04% increase from the prior year's salary of $230,000, at which time Mr. Maynard was the Company's Vice President of Finance and Acting Chief Financial Officer.

        Short-Term Cash Incentive Compensation.    Annual cash performance bonuses are designed to both reward our executives for their contributions to achievement of Company goals and objectives, as well as to motivate our executives with respect to future performance. Therefore, our Compensation Committee views cash incentive compensation as an important component of both our short-term and long-term compensation packages. Awards under the cash incentive program are based on a thorough quantitative and qualitative review of facts and circumstances related to company, department, function and individual performance, as compared to the corporate goals approved by the Board during the first quarter of the previous year. For performance in fiscal 2007, an individual was eligible to receive an award equal to 0% to 60% of his or her 2007 base salary, based on the achievement of specific corporate goals recommended by the Compensation Committee and approved by the Board at the beginning of fiscal 2007, pursuant to our 2007 Non-Equity Incentive Plan. Pursuant to its charter, the Compensation Committee has the authority to use its discretion in setting the goals and bonus targets to which short-term compensation is tied, as well as to modify these goals and targets. Due to the Company's exceptional success in 2007, the Compensation Committee recommended, and the Board approved, cash bonuses in excess of the ranges approved at the beginning of 2007. Cash incentive compensation paid to each of our Named Executive Officers for services rendered in 2007 was two times the amount payable to the executive officers' under the terms of the 2007 Non-Equity Incentive Plan. This was the first year that our Compensation Committee recommended a discretionary bonus in addition to the cash incentive compensation that our executives were eligible to receive under our annual cash incentive plans.

        Rigel's goals for 2007 related to clinical development of our current product candidates, expansion of our pipeline, and our cash position at the end of 2007. In 2007, we achieved very significant milestones with regard to clinical development. We:

  •
  demonstrated statistically significant efficacy in treating patients with rheumatoid arthritis, or RA, in a Phase 2 clinical trial of our lead product candidate R788 (fostamatinib disodium);

  •
  announced results from a clinical trial in which R788 improved platelet counts in patients with immune thrombocytopenia purpura;

  •
  completed enrollment in our ongoing Phase 1/Phase 2 clinical trial of our product candidate R788 in lymphoma;

  •
  announced that our collaboration partner, Merck Serono, S.A., initiated its third Phase 1 clinical trial of our product candidate R763, referred to by Merck Serono as AS703569, in oncology; and

  •
  announced that our partner, Pfizer, Inc., initiated a Phase 1 clinical trial of our product candidate R343 in allergic asthma.

        Although details of the advancement of new product candidates are proprietary, we continue to pursue lead candidates in the areas of immunology and oncology, and we are continuing to explore programs in other areas, as well.

        With respect to our year end cash position, we finished 2007 with a cash position of greater than $108 million, approximately $4 million more than our cash position as of December 31, 2006. While our stock price was not expressly stated as a goal under our 2007 Non-Equity Incentive Plan, in determining Named Executive Officer bonuses for 2007 performance, the Board took into consideration that at the close of the last trading day of 2006, the Company's stock was trading on NASDAQ at $11.87 per share and, at the close of the last trading day of 2007, the Company's stock was trading at $25.39 per share.

        Long-Term Incentive Compensation.    Our long-term incentive compensation is in the form of equity awards and is designed to align management's performance objectives with the interests of our stockholders to create long-term value in the Company as demonstrated through stock price performance. Our Compensation Committee grants time-vesting options to purchase our common stock to executives in order to enable them to participate in the long-term appreciation of our stock value, which is dependent on us achieving our long-term goals. Employees in more senior roles have an increasing proportion of their compensation tied to long-term performance, because they are in a position to have greater influence on longer-term results. The value of such options are contingent on Company performance and the resulting increase in our stock's value over time.

        In general, stock options are granted periodically to existing executives and upon the hire or promotion of new executives, and are subject to vesting over time based on the executive's continued employment. Generally, options granted to an executive officer who became such an officer for the first time will vest monthly over a four year period and are not available for exercise until after the first full year of employment, in any position, at the Company. In 2007 and, to date, 2008, options granted to officers who were already executive officers at the start of the year vest monthly over a one year period from the date of the grant. The exercise price of options is the fair market value of our common stock on the date of grant, which is equal to the closing price of our stock on the date immediately preceding the grant date. Typically, stock option grants are made to our existing executives during the first quarter of each fiscal year, but grants may be made by the Board or the Compensation Committee at other times if, for example, outstanding grants expire unexercised, a mid-year promotion is made or additional responsibilities are taken on, meriting a supplemental grant, or an equity plan that is low in available shares at the time of a grant is replenished later in the year, making available shares to which the individual would otherwise be entitled.

        The factors considered in determining the size of option grants include the executive's position within the Company, the percentage ownership of the Company that the options represent on a fully-diluted basis, the executive's percentage ownership in the Company as compared to the executive's peers both internally and externally at other comparable companies in the biotechnology industry, the vesting status of options already held by the executive, if any, and the executive's contributions to both the creation of value and the long-term success of the Company.

        Based on the foregoing, in 2007, options to purchase 446,911 shares were granted to our Named Executive Officers., including an option to purchase 100,000 shares of our common stock granted to Mr. Gower, options to purchase 80,000 shares of our common stock granted to each of Dr. Payan, Dr. Grossbard and Mr. Rodriguez and an option to purchase 106,911 shares of our common stock granted to Mr. Maynard. Mr. Maynard received the largest stock option grant in 2007, largely due to his promotion in January 2007 from Vice President of Finance and Acting Chief Financial Officer to Vice President and Chief Financial Officer, for which his 106,911 share grant included a supplemental promotion option grant to purchase 56,911 shares of our common stock.

        In addition to stock options, our executive officers are eligible to participate in our 2000 Employee Stock Purchase Plan (the "ESPP"). The ESPP is available to all employees of the Company and generally permits participants to purchase shares at a discount during trading windows in which there is relatively little non-public information available to employees. In 2007, our Named Executive Officers purchased 2,569 shares pursuant to the ESPP.

Perquisites and other Benefits

        We provide general employment benefits to our executives on the same basis as the benefits provided to all employees, including health, vision and dental insurance, term life insurance, and short-and long-term disability insurance. We do not have programs in place to provide personal perquisites for any employee.

Total Compensation

        We believe that our 2007 executive compensation packages were reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers and the overall achievement of the goals that we believe create and enhance stockholder value. The competitive posture of our total annual direct compensation versus the market benchmarks is expected to vary year to year based on Company and individual performance, as well as the performance of the peer group companies and their respective levels of annual performance bonus awards made to their executives with which we compare. In light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonuses), long-term equity-based incentive compensation, and certain other benefits.

2008 Executive Compensation

        In January 2008, our Compensation Committee approved 2008 base salaries and stock option grants to the Named Executive Officers. In February 2008, our Board set 2008 corporate goals, based on recommendations from the Compensation Committee, and approved our 2008 Cash Incentive Plan. Our 2008 corporate goals are designed to encourage our executive officers to focus on certain operational goals to build toward our success in the future, including goals related to clinical development of our current product candidates, expansion of our pipeline, and our cash position at the end of 2008. Target bonus levels for our executive officers range from 40% to 60% of the executive's base salary for 2008, with the maximum bonus that an executive is eligible to receive set at 120% of the executive's 2008 base salary. Our 2008 Cash Incentive Plan was filed as an exhibit to our current report on Form 8-K on February 26, 2008. Consistent with prior practice, we expect that cash payments made pursuant to the 2008 Cash Incentive Plan, if any, will be paid in the first quarter of 2009.

        These decisions were based on the executive compensation philosophy principles discussed elsewhere in this section of the proxy statement and are set forth in the table below:

Named Executive Officer	Base Salary	Incentive Bonus Target	Number of Stock Options Awarded
James M. Gower	$600,000	60%	165,000
Donald G. Payan, M.D.	$483,000	50%	140,000
Elliott B. Grossbard, M.D.	$450,200	50%	130,000
Raul R. Rodriguez	$430,000	50%	125,000
Ryan D. Maynard	$300,000	40%	75,000

Competitive Market Review and Benchmarking

        When considering compensation packages, our Compensation Committee reviews the compensation packages of similarly-situated executives at companies that we consider to be our peers when such information is available. While benchmarking analysis is helpful in determining market-competitive compensation for senior management, leading to better attraction and retention of top-quality executives, it is only one factor in determining our executives' compensation, and the Compensation Committee has discretion in determining the nature and extent of its use.

        During 2006, the Compensation Committee engaged Towers Perrin as a compensation consultant. The Compensation Committee interviewed three different firms before selecting Towers Perrin to perform a requested analysis. The Compensation Committee requested that Towers Perrin advise the Compensation Committee on all matters related to our then-current compensation programs and to evaluate the competitiveness and effectiveness of the total compensation package offered to our employees on the basis of market data and trends among our peers.

        As part of its engagement, Towers Perrin was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Information considered by Towers Perrin and the Compensation Committee when selecting the peers included information regarding location, number of employees, sales, net income, investments, debt, product development stage and market capitalization, as of the year ended December 2005. Towers Perrin created a list of such peers, which was reviewed by the Compensation Committee. Input was taken from the Compensation Committee as to whether the list reflected the Company's peers. The final list of peers was determined to be: Acadia Pharmaceuticals Inc., Anadys Pharmaceuticals Inc., AVANIR Pharmaceuticals, Cell Genesys Inc., Cell Therapeutics Inc., Cytokinetics Inc., Dendreon Corp., Exelixis Inc., ISTA Pharmaceuticals Inc., Kosan Biosciences Inc., Maxygen Inc., ONYX Pharmaceuticals Inc., Renovis Inc., Santarus Inc., SciClone Pharmaceuticals Inc., Sunesis Pharmaceuticals Inc., Telik Inc., and Theravance Inc.

        At the request of the Compensation Committee, in 2006 Towers Perrin also conducted individual interviews with members of the Compensation Committee, management and the head of human resources to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the markets in which the Company competes. Towers Perrin ultimately developed recommendations that were presented to the Compensation Committee for its consideration in the latter part of 2006. Following an active dialogue with Towers Perrin, the Compensation Committee recommended to the Board a long term approach to achieving the recommendations of Towers Perrin.

        Specifically, Towers Perrin reviewed the competitiveness of total direct compensation, including base salary, annual cash incentives and our long-term equity incentive plan. Overall, Towers Perrin found the base salaries for our employees in 2006 to be in the 65th percentile of our peers in 2005 and our annual incentives for 2006 to be in the 28th percentile of our competitive market in 2005. Our overall total cash compensation (base salary plus annual cash incentives) in 2006 was found to approximate the median of the market in 2005. When adding the expected value of long-term incentives to the total cash compensation, our total direct compensation levels in 2006 were found to be in the 55th percentile of our peers in 2005, which the Compensation Committee determined to be low to obtain its objectives. Based on these findings and other factors, executive compensation levels were increased for 2007, as discussed above.

        Upon its review of executive compensation in January 2008, the Compensation Committee determined that it was appropriate to compare the Company's compensation packages to only a subset of peer companies from the 2006 Towers Perrin report, which was not a sufficient or statistically significant number of peer companies to be relied upon. This was due, in part, to the Company's success in 2007, including its more-than-doubled market capitalization. Thus, in 2008, the Compensation Committee considered only the portions of the Towers Perrin analysis that it believed remained relevant. Our Compensation Committee plans to retain Towers Perrin or another independent consultant in 2008 to re-evaluate our group of peer companies in the biotechnology industry and evaluate the competitiveness and effectiveness of the total compensation package offered to our employees on the basis of market data and trends among our peers. The Compensation Committee expects to use this new analysis when considering 2009 compensation.

Tax and Accounting Impact on Compensation

        The accounting and tax consequences to the Company of certain compensation elements are important considerations for the Compensation Committee when evaluating and recommending compensation packages for our executives. Generally, the Compensation Committee seeks to balance its objective to create an effective compensation program with the need for appropriate accounting and tax consequences of such compensation.

        We believe it is in the Company's best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m) of the Code, which generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based compensation" within the meaning of the Code does not count toward the $1 million deduction limit.

        We have taken steps to structure payments to executive officers to meet the Section 162(m) requirements. Our Compensation Committee nevertheless retains the discretion to provide compensation that potentially may not be fully deductible to reward performance or enhance retention. Accordingly, we may grant awards and/or enter into compensation arrangements under which payments are not deductible under Section 162(m). Further, due to recent changes in Internal Revenue Service interpretations regarding Section 162(m), we plan to review our relevant compensation policies and practices with regard to Section 162(m) in fiscal year 2008.

  Change of Control Severance Plan and Employment Agreement

        In December 2007, the Company adopted a Change of Control Severance Plan in which our executive officers participate, and entered into an employment agreement with our Executive Vice President, President of Discovery & Research, the terms of each of which are described in the section of this proxy statement entitled "Employment, Severance and Change of Control Agreements".

        The Change of Control Severance Plan was implemented following a review of practices at comparable companies and was implemented in part to maintain the competitiveness and effectiveness of our total compensation package. The Compensation Committee believes that having such an arrangement in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered by our peer companies. We also believe that such arrangements in connection with terminations arising in conjunction with a change of control allow our executives to assess a potential change of control objectively, without regard to the potential impact of the transaction on their own job security. The Company sought to implement a plan with terms consistent with those offered at peer companies. Among its key provisions, the plan provides for a double trigger for the payment of benefits because it was considered to be industry standard and appropriately protects our executive officers in the event of termination of employment following a change of control, but not solely as a result of a change of control.

        The Company entered into the employment agreement with Dr. Payan in December 2007 as an amendment and restatement of a previous agreement with Dr. Payan in order to synchronize the terms of Dr. Payan's employment with the terms of the Change of Control Severance Plan and to otherwise update the prior agreement to reflect changes in law and general practice.

SUMMARY COMPENSATION TABLE(1)

        The following table shows, for the fiscal years ended December 31, 2006 and 2007, compensation awarded to or paid to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total($)
James M. Gower, Chief Executive Officer, Chairman of the Board and Director	2006 2007	$455,000 $500,000	— $300,000	$1,891,862 $1,579,114	$150,150 $300,000	$2,315 $2,412	$2,499,327 $2,681,526
Donald G. Payan, M.D., Executive Vice President, President of Discovery and Research	2006 2007	$395,000 $420,000	— $210,000	$1,117,285 $ 992,137	$130,350 $210,000	$2,315 $2,412	$1,644,950 $1,834,549
Elliott B. Grossbard, M.D., Executive Vice President, Chief Medical Officer	2006 2007	$365,000 $390,000	— $175,500	$1,017,079 $ 914,945	$120,450 $175,500	$2,315 $2,412	$1,504,844 $1,658,357
Raul R. Rodriguez, Executive Vice President and Chief Operating Officer	2006 2007	$355,000 $380,000	— $190,000	$1,136,923 $ 948,780	$117,150 $190,000	$ 807 $ 841	$1,609,880 $1,709,621
Ryan D. Maynard, Vice President and Chief Financial Officer(6)	2006 2007	219,583 $260,000	— $104,000	$485,959 $935,199	$ 68,186 $104,000	$ 420 $ 501	$ 774,148 $1,403,700

(1)
See Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including payment of annual incentives, as well as performance criteria on which such payments were based.

(2)
Bonus payments consist of the portion of the officer's 2007 cash bonus, paid in February 2008, that was in excess of such officer's 2007 target bonus under the non-equity incentive plan approved at the beginning of 2007 by the Board, as recommended by the Compensation Committee.

(3)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 and 2007 fiscal years for the fair value of grants made to each executive, in accordance with SFAS 123R, and therefore include amounts for grants, with respect to 2006, made in 2003 through 2006 that vested in 2006, and, with respect to 2007, made in 2003 through 2007 that vested in 2007. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December, 31, 2007.

(4)
Reflects the value of cash incentive bonuses earned in 2006 and 2007, but paid in 2007 and 2008, respectively. Cash incentive payments earned with respect to 2006 performance were paid under our 2006 Non-Equity Incentive Plan. Cash incentive payments earned with respect to 2007 performance were paid under our 2007 Non-Equity Incentive Plan. For more information regarding these awards, see the discussion entitled "Short-Term Incentive Compensation" above.

(5)
Reflects life insurance policy premiums paid by us.

(6)
Mr. Maynard was promoted to Vice President and Chief Financial Officer of the Company in January 2007.

GRANTS OF PLAN-BASED AWARDS

        The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards ($)(3)
						Exercise or Base Price of Option Awards ($/Sh)(2)	Closing Market Price on Grant Date ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James M. Gower 2000 Plan 2007 Non-Equity Incentive Plan	1/31/2007	— —	— $300,000	— —	100,000 —	$11.73 —	$11.35 —	$716,060 —
Donald G. Payan, M.D. 2000 Plan 2007 Non-Equity Incentive Plan	1/31/2007	— —	— $210,000	— —	80,000 —	$11.73 —	$11.35 —	$572,848 —
Elliott B. Grossbard, M.D. 2000 Plan 2007 Non-Equity Incentive Plan	1/31/2007	— —	— $175,500	— —	80,000 —	$11.73 —	$11.35 —	$572,848 —
Raul R. Rodriguez 2000 Plan 2007 Non-Equity Incentive Plan	1/31/2007	— —	— $190,000	— —	80,000 —	$11.73 —	$11.35 —	$572,848 —
Ryan D. Maynard 2000 Plan 2007 Non-Equity Incentive Plan	1/31/2007	— —	— $104,000	— —	106,911 —	$11.73 —	$11.35 —	$765,547 —

(1)
Reflects payments expected to be made in February 2008 under our 2007 Non-Equity Incentive Plan for services rendered in 2007 (the Summary Compensation Table, above, shows the cash actually paid out). See Compensation Discussion and Analysis above for a complete description of the non-equity incentive plan awards and the performance criteria on which such payments were based. There are no set thresholds or maximums (or equivalent items) with respect to payouts under the 2007 Non-Equity Incentive Plan.

(2)
The exercise price of options under our 2000 Plan, pursuant to which option grants are made to our Named Executive Officers, is set at the fair market value of our common stock on the date of grant, which is defined as the closing price of our common stock on the date immediately preceding the grant date.

(3)
Represents the estimated fair value of the award as of the applicable grant date in accordance with SFAS 123R, whereas the amounts shown under the column entitled "Option Awards" in the Summary Compensation Table above only reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December, 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James M. Gower	50,000 270,000 70,000 15,000 108,333 60,000 91,666	— — 10,000(1) — 91,667(2) — 8,334(3)	$ 1.80 $ 8.25 $17.66 $22.17 $24.56 $ 7.40 $11.73	2/12/09 7/16/13 6/3/14 1/20/15 10/04/15 1/25/16 1/31/17
Donald G. Payan, M.D.	3,334 250,000 35,000 11,250 50,375 55,000 73,333	— — 5,000(1) — 42,625(2) — 6,667(3)	$ 1.80 $ 8.25 $17.66 $22.17 $24.56 $ 7.40 $11.73	2/12/09 7/16/13 6/3/14 1/20/15 10/4/15 1/25/16 1/31/17
Elliott B. Grossbard, M.D.	150,000 30,625 32,222 35,208 60,000 23,148 73,333	— 4,375(1) — 29,792(2) — 4,630(6) 6,667(3)	$ 8.25 $17.66 $22.17 $24.56 $ 7.40 $ 9.56 $11.73	7/16/13 6/3/14 1/20/15 10/4/15 1/25/16 8/7/16 1/31/17
Raul R. Rodriguez	150,000 65,625 12,500 29,791 65,000 36,574 73,333	— 9,375(1) — 25,209(2) — 7,315(6) 6,667(3)	$ 8.25 $17.66 $22.17 $24.56 $ 7.40 $ 9.56 $11.73	7/16/13 6/3/14 1/20/15 10/4/15 1/25/16 8/7/16 1/31/17
Ryan D. Maynard	7,504 11,647 32,500 4,600 33,750 833 98,001	— 248 27,500(4) — 56,250(5) 167(6) 8,910(3)	$ 8.15 $23.00 $23.32 $ 7.88 $10.20 $ 9.56 $11.73	7/18/13 1/26/14 9/28/15 1/18/16 5/30/16 8/7/16 1/31/17

(1)
Vests monthly over four (4) years from June 3, 2004.

(2)
Vests monthly over four (4) years from October 4, 2005.

(3)
Vests monthly over one (1) year from January 1, 2007.

(4)
Vests monthly over four (4) years from October 1, 2005.

(5)
Vests monthly over four (4) years from June 1, 2006.

(6)
Vests fifty per cent (50%) on August 7, 2006 and fifty percent (50%) monthly over twenty-four (24) months from August 7, 2006.

OPTION EXERCISES AND STOCK VESTED

        The following table shows for the fiscal year ended December 31, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
James M. Gower	—	—	—	—
Donald G. Payan, M.D.	—	—	—	—
Elliott B. Grossbard, M.D.	—	—	—	—
Raul R. Rodriguez	—	—	—	—
Ryan D. Maynard	—	—	—	—

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        On December 17, 2007, our Board approved a Change of Control Severance Plan (the "Plan"). The Plan provides for the payment of certain benefits to certain eligible employees serving at or above the level of vice president at the time of termination, which includes the Named Executive Officers, in exchange for an effective release of claims if such officer's employment with us is involuntarily terminated by us or our successor without Cause (as such term is defined in the Plan) or due to a Resignation for Good Reason (as defined in the Plan), in either case, on or within 18 months following the effective date of a Change of Control (as defined in the Plan). The severance compensation includes a lump sum cash severance payment calculated using a multiple of the aggregate amount of the eligible employee's base salary (which is equal to the greater of such eligible employees base salary in effect immediately prior to the Change of Control or the termination) and the average percentage of the target bonus earned over the last two years applied to the current target bonus (referred to as the Eligible Bonus). The multiple ranges from 1.5 for non-officer vice presidents and senior vice presidents to 2.5 for any executive vice presidents and the Chief Executive Officer. Vice presidents and senior vice presidents who are officers of the Company have a multiple of 2.0. If the plan had been triggered in 2007, Dr. Grossbard and Mr. Maynard would have each received a lump sum cash severance payment equal to 2.0 times the sum of his base salary and his Eligible Bonus, and each of our other Named Executive Officers would have each received a lump sum cash payment equal to 2.5 times the sum of his or her base salary and Eligible Bonus. If the plan were triggered in 2008, Dr. Grossbard would have a multiple of 2.5, due to his promotion to Executive Vice President. Additionally, the Plan provides for continued health benefit eligibility, paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his or her then-outstanding equity awards, and an extended period of one-year from termination to exercise his or her non-expired stock options. There is also a modified tax gross-up payment in the Plan. If the severance payment would be equal to 115% or less than the threshold payment amount of the excise tax under Section 280G of the Internal Revenue Code of 1986, as amended ("280G"), the Company will pay the employee the largest payment possible without the imposition of the excise tax under 280G. If the severance payment would be greater than 115% of the threshold payment amount under 280G, the Company will pay the employee the full severance amount plus any excise tax thereon and any interest, penalties, excise, state or federal taxes arising from the gross-up payment. The Plan will automatically terminate on December 31, 2010 if no Change of Control has occurred by that date and the Plan has not been renewed.

        We have entered into an employment agreement with our Executive Vice President, President of Discovery and Research, Dr. Donald Payan, dated as of December 17, 2007, which provides for severance compensation to be paid in exchange for an effective release of claims if Dr. Payan is terminated without Cause (as defined in the employment agreement) or by Dr. Payan due to a Resignation for Good Reason (as defined in the employment agreement), in either case, other than on or within 18 months following a Change of Control (as defined in the Plan). The severance payment to Dr. Payan under his employment agreement includes a lump sum cash severance payment equal to 2.0 (times the aggregate amount of his then-current base salary and his Eligible Bonus), paid COBRA premiums for continued health benefits (including coverage for his eligible dependents) for up to 18 months, full accelerated vesting and exercisability of all of his then-outstanding equity awards, and an extended period of one-year from termination to exercise his non-expired stock options. The employment agreement will automatically terminate on December 31, 2010 unless the Plan has been renewed. Dr. Payan is eligible to participate in the Plan in the event his employment is terminated as specified in the Plan in connection with a Change of Control (as defined in the Plan).

2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our executive officers had terminated on December 31, 2007.

	Voluntary Termination for Good Reason or Involuntary Termination Without Cause After a Change of Control				Voluntary Termination for Good Reason or Involuntary Termination Without Cause other than after a Change of Control
Name and Principal Position	Health Care Benefits($) (1)	Salary and Bonus ($)	Equity Acceleration ($)(4)	Estimated Excise Tax Gross-Up ($)(5)	Health Care Benefits($) (1)	Salary and Bonus ($)	Equity Acceleration ($)(4)
James M. Gower	$19,155	$1,893,125(2)	$ 267,226	$919,210(6)	—	—	—
Donald G. Payan, M.D.	$18,877	$1,500,188(2)	$ 165,100	$672,342(7)	$18,877	$1,200,150(11)	$165,100
Elliott B. Grossbard, M.D.	$29,183	$1,080,983(3)	$ 222,910	$457,619(8)	—	—	—
Raul R. Rodriguez	$ 8,226	$1,357,313(2)	$ 300,260	$602,037(9)	—	—	—
Ryan D. Maynard	$29,183	$ 698,360(3)	$1,036,309	$414,157(10)	—	—	—

(1)
Represents the full amount of premiums for continued coverage under Rigel's group health plans for each executive office and his eligigible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA.

(2)
Represents the lump sum cash severance benefit equal to 2.5 × (2007 base salary + Eligible Bonus), as defined above in the section titled, Employment, Severance and Change of Control Agreements.

(3)
Represents the lump sum cash severance benefit equal to 2.0 × (2007 base salary + Eligible Bonus); Dr. Grossbard was a Senior Vice President in 2007 accounting for the use of 2.0 as the multiple. Since then, Dr. Grossbard has been promoted to Executive Vice President which would require a multiple of 2.5.

(4)
Represents the excess of fair market value of those shares subject to outstanding options with accelerated vesting that were in the money on December 31, 2007, calculated based on the closing price of $25.39 of our common stock on December 31, 2007, the last trading day of fiscal 2007, over the aggregate exercise price of such options.

(5)
The amount of the gross-up payment is calculated based on the value of all benefits that may be received. For purposes of this calculation, the value of the acceleration of vesting of all outstanding unvested stock options is calculated according to section 280G of the Internal Revenue Code and the Treasury Regulations thereunder, specifically, the option valuation methods set forth in IRS Rev. Proc. 2003-68. For purposes of these calculations, it is assumed that, in connection with the change in control transaction, all stock options were assumed by the acquiring corporation and that, at the time of the change in control transaction, the volatility of Rigel's common stock was 70% or greater.

(6)
Assumes that Mr. Gower's base amount, as calculated under section 280G, is $404,263.61 and the value of the vesting of his unvested stock options is $215,732.

(7)
Assumes that Dr. Payan's base amount, as calculated under section 280G, is $356,901.48 and the value of the vesting of his unvested stock options is $98,647.

(8)
Assumes that Dr. Grossbard's base amount, as calculated under section 280G, is $324,991.23 and the value of the vesting of his unvested stock options is $72,975.

(9)
Assumes that Mr. Rodrigues's base amount, as calculated under section 280G, is $302,997.49 and the value of the vesting of his unvested stock options is $66,429.

(10)
Assumes that Mr. Maynard's base amount, as calculated under section 280G, is $219,445.08 and the value of the vesting of his unvested stock options is $268,551.

(11)
Represents the lump sum cash severance benefit equal to 2.0 × (2007 base salary + Eligible Bonus).

DIRECTOR COMPENSATION

        In 2007, each non-employee director of Rigel received a yearly retainer of $30,000, the Audit Committee chair received an additional yearly retainer of $10,000 and the Compensation Committee chair received an additional yearly retainer of $7,500. In addition, each director received $2,000 for attending each Board meeting in person and $1,500 for each committee meeting attended in person. In the fiscal year ended December 31, 2007, the total cash compensation earned by non-employee directors was $336,500. Of the amount earned by the non-employee directors in 2007, $84,375 was paid in 2008. The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with company policy. Non-employee members of the Board are not entitled to perquisites or retirement benefits.

        Each of our non-employee directors receives stock option grants under our Directors' Plan. Only non-employee directors or their affiliates are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended to qualify as incentive stock options under the Code.

        Option grants under the Directors' Plan are non-discretionary. Each person who is elected or appointed for the first time to be a non-employee director automatically receives, upon the date of his or her initial election or appointment to be a non-employee director by the Board or Rigel stockholders, an initial grant to purchase 20,000 shares of common stock on the terms and conditions set forth in the plan. In addition, on the day following the annual meeting of stockholders, each year (except for 2003, when the annual option grants were made on the closing date of the private placement of our common stock, as provided in the Directors' Plan), each non-employee director who continues to serve as a non-employee director automatically receives an annual option to purchase 10,000 shares of common stock. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of our common stock on the date of the option grant. The Board administers the Directors' Plan such that (a) initial option grants vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to Rigel and (b) annual option grants vest in equal monthly installments over three years from the date of grant. Beginning in 2008, annual grants will vest over one year. The term of options granted under the Directors' Plan is ten years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving us, each option either will continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        In February 2008, our Board approved an amendment to the Directors' Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Directors' Plan by 100,000 shares of common stock. In February 2008, our Board also approved an amendment to the Directors' Plan to provide that under a change in control, each option held by an optionholder whose continuous service has not terminated immediately prior to the change in control will immediately vest and become exercisable. This second amendment did not require stockholder approval and therefore is not included in Proposal 3.

        Pursuant to the Directors' Plan, on June 1, 2007, we granted options covering 10,000 shares of common stock to each of Jean Deleage, Bradford S. Goodwin, Walter H. Moos, Hollings C. Renton, Peter S. Ringrose, Gary A. Lyons and Stephen A. Sherwin, each at an exercise price of $9.74 per share. These options vest in 36 equal monthly installments beginning on the grant date. In addition, on January 24, 2007, we granted options covering 20,000 shares to Bradford S. Goodwin, at an exercise price of $11.36 per share. These options vested in equal monthly installments beginning on January 24,

2007 and ending on May 31, 2007, the date of the annual meeting at which Mr. Goodwin was first scheduled to be considered for election by the stockholders.

DIRECTOR COMPENSATION FOR FISCAL 2007

        The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total($)
Jean Deleage, Ph.D.	$ 45,000	$ 56,969	$101,969
Bradford S. Goodwin	$ 57,000	$151,886	$208,886
Gary A. Lyons	$ 45,500	$108,216	$153,716
Walter H. Moos, Ph.D.	$ 54,500	$ 56,969	$111,469
Hollings C. Renton	$ 47,000	$ 55,199	$102,199
Peter S. Ringrose, Ph.D.	$ 37,500	$ 59,590	$ 97,090
Stephen A. Sherwin, M.D.	$ 50,000	$ 61,630	$111,630

Total	$336,500	$550,459	$886,959

(1)
Represents the estimated fair value of the award as of the applicable grant date in accordance with SFAS 123R with respect to the 2007 fiscal year. For additional information on the valuation assumptions with respect to these grants, refer to Note 4 "Stock-Based Compensation" in our Form 10-K for the year ended December 31, 2007.

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATED-PERSON TRANSACTIONS

        We have an employment agreement with Dr. Payan, our Executive Vice President, President of Discovery and Research, dated as of December 17, 2007, as described in more detail in the Employment, Severance and Change of Control Agreement section above.

        The Company has not adopted a written related-person transactions policy. However, our Audit Committee has been delegated the authority to investigate, review and report to the Board on the propriety and ethical implications of any transaction between the Company and any employee, officer or member of the Board or any affiliates of the foregoing. During the upcoming year, the Audit Committee intends to give full consideration to the adoption of a formal policy regarding related-person transactions and, if adopted, promptly post it on the Company's website.

        The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Rigel stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Secretary, Rigel Pharmaceuticals, Inc., 1180 Veterans Boulevard, South San Francisco, CA 94080 or contact Secretary, Rigel Pharmaceuticals, Inc. at (650) 624-1100. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dolly A. Vance Secretary

April 16, 2008

        A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 1180 VETERANS BOULEVARD, SOUTH SAN FRANCISCO, CA 94080.

Appendix A

RIGEL PHARMACEUTICALS, INC.

2000 EQUITY INCENTIVE PLAN

ADOPTED JANUARY 27, 2000
APPROVED BY STOCKHOLDERS MARCH 15, 2000
AMENDED DECEMBER 13, 2002
AMENDED AND RESTATED APRIL 24, 2003
APPROVED BY STOCKHOLDERS JUNE 20, 2003
AMENDED AND RESTATED APRIL 22, 2005
APPROVED BY STOCKHOLDERS JUNE 2, 2005
AMENDED AND RESTATED MARCH 10, 2006 AND APRIL 18, 2006
APPROVED BY STOCKHOLDERS MAY 30, 2006
AMENDED JANUARY 31, 2007
APPROVED BY STOCKHOLDERS MAY 31, 2007
AMENDED FEBRUARY 21, 2008
APPROVED BY STOCKHOLDERS [PENDING]
TERMINATION DATE: APRIL 24, 2013

1.     PURPOSES.

        (a)   The Plan is an amendment and restatement of, and is intended to supersede and replace, the Company's 1997 Stock Option Plan.

        (b)   The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (c)   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (d)   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

        (e)   Any stock awards granted under the Rigel Pharmaceuticals, Inc. 2001 Non-Officer Equity Incentive Plan (the "Non-Officer Plan") prior to April 24, 2003 shall be governed by the terms of the Non-Officer Plan as in effect immediately prior to April 24, 2003, as set forth in Appendix A to this Plan. The Common Stock that was reserved for issuance under the Non-Officer Plan, including the Common Stock that may be issued pursuant to outstanding stock awards granted under the Non-Officer Plan prior to April 24, 2003, shall be included in the aggregate share reserve for this Plan, as set forth in subsection 4(a).

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)   "Common Stock" means the common stock of the Company.

        (f)    "Company" means Rigel Pharmaceuticals, Inc., a Delaware corporation.

        (g)   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "Director" means a member of the Board of Directors of the Company.

        (k)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)   "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t)    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v)   "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w)  "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x)   "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders' equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (y)   "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any "extraordinary items" as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

        (z)   "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award.

        (aa) "Plan" means this Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan.

        (bb) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (cc) "Securities Act" means the Securities Act of 1933, as amended.

        (dd) "Stock Award" means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock, a stock unit award and a stock appreciation right.

        (ee) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)  "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee.

          (i)    General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)   Committee Composition when Common Stock is Publicly Traded.    At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (e)   Cancellation and Re-Grant of Stock Awards.    Notwithstanding anything to the contrary in the Plan, neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, (ii) cancel and re-grant any outstanding Stock Awards under the Plan, or

(iii) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 8,410,403 shares of Common Stock, which number consists of (i) 1,058,333 shares of Common Stock initially reserved for issuance under the Plan plus (ii) 1,600,000 shares of Common Stock approved by the Board in April 2003 and subsequently approved by the Company's stockholders plus (iii) 388,889 shares of Common Stock that were originally reserved for issuance under the Non-Officer Plan (prior to the termination of such plan) as approved by the Board in April 2003 and subsequently approved by the Company's stockholders plus (iv) 296,022 shares and 392,159 shares of Common Stock made available for issuance on December 2, 2003 and 2004, respectively, pursuant to the evergreen provision that was approved by the Board and the Company's stockholders in April 2003 (and subsequently terminated by the Board and stockholders in April 2005) plus (v) 2,275,000 shares of Common Stock approved by the Board in April 2005 and subsequently approved by the Company's stockholders plus (vi) 500,000 shares of Common Stock approved by the Board in April 2006 and subsequently approved by the Company's stockholders plus (vii) 1,900,000 shares of Common stock approved by the Board in January 2007 and subsequently approved by the Company's stockholders plus (viii) 3,350,000 shares of Common stock approved by the Board in February 2008 [and subsequently approved by the Company's stockholders].

        (b)   Subject to subsection 4(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6, or (B) a Stock Appreciation Right granted under subsection 7(d) with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) one and five tenths (1.5) shares for each share of Common Stock issued pursuant to a Stock Bonus Award, Restricted Stock Award, Stock Unit Award or Performance Stock Award.

        (c)   Reversion of Shares to the Share Reserve.

          (i)    Shares Available For Subsequent Issuance.    If any (i) Stock Award, including any stock awards granted under the Non-Officer Plan prior to April 24, 2003, shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award, including any shares of Common Stock issued pursuant to stock awards under the Non-Officer Plan prior to April 24, 2003, are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as one and five tenths (1.5) shares against the number of shares available for issuance under the Plan pursuant to subsection 4(b) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this subsection 4(c)(i), then the number of shares of Common Stock available for issuance under the Plan shall increase by one and five tenths (1.5) shares.

          (ii)   Shares Not Available For Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or stock appreciation right, or the issuance of shares under a stock bonus award, restricted stock award or stock unit award, the number of shares that are not delivered to the Participant shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

        (d)   Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation.    Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than one hundred sixty-six thousand six hundred sixty-six (166,666) shares of Common Stock during any calendar year.

        (d)   Consultants.

          (i)    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii)   Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price of an Incentive Stock Option.    Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)   Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d)   Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock; (2) according to a deferred payment or other similar arrangement with the Optionholder; (3) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the "net exercise," (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

        (e)   Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)   Vesting Generally.    The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)   Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i)    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k)   Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l)    Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Stock Bonus Awards.    Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii)   Vesting.    Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b)   Restricted Stock Awards.    Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii)   Consideration.    The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting.    Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise provided in the restricted stock purchase agreement.

          (v)   Transferability.    Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

        (c)   Stock Unit Awards.    Each stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock unit award agreements may change from time to time, and the terms and conditions of separate stock unit award agreements need not be identical, provided, however, that each stock unit award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a stock unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the stock unit award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a stock unit award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii)   Vesting.    At the time of the grant of a stock unit award, the Board may impose such restrictions or conditions to the vesting of the stock unit award as it, in its sole discretion, deems appropriate.

          (iii) Payment.    A stock unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the stock unit award agreement.

          (iv)  Additional Restrictions.    At the time of the grant of a stock unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a stock unit award after the vesting of such stock unit award.

          (v)   Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a stock unit award, as determined by the Board and contained in the stock unit award agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the stock unit award in such manner as determined by the Board. Any additional shares covered by the stock unit award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying stock unit award agreement to which they relate.

          (vi)  Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable stock unit award agreement, such portion of the stock unit award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (d)   Stock Appreciation Rights.    Each stock appreciation right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock appreciation right agreements may change from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical; provided, however, that each stock appreciation right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Strike Price and Calculation of Appreciation.    Each stock appreciation right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the stock appreciation right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right, and with respect to which the Participant is exercising the stock appreciation right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the stock appreciation right.

          (ii)   Vesting.    At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to the vesting of such stock appreciation right as it, in its sole discretion, deems appropriate.

          (iii) Exercise.    To exercise any outstanding stock appreciation right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.

          (iv)  Payment.    The appreciation distribution in respect to a stock appreciation right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the stock appreciation right agreement evidencing such stock appreciation right.

          (v)   Termination of Continuous Service.    In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the stock appreciation right agreement), or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement. If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein or in the stock appreciation right agreement (as applicable), the stock appreciation right shall terminate.

8.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)   No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)   Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and

(ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes).

        (g)   Performance Stock Awards.    A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this subsection 10(g) shall not exceed the value of one hundred sixty-six thousand six hundred sixty-six (166,666) shares of Common Stock.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c) and 10(g), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event, and shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service. Notwithstanding the foregoing, Options granted under the 1997 Stock Option Plan shall be subject to subsection 11(c) below in the event of a dissolution or liquidation of the Company.

        (c)   Corporate Transaction.    In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)   Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)   Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)   No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)   Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

APPENDIX A TO 2000 EQUITY
INCENTIVE PLAN

RIGEL PHARMACEUTICALS, INC.
2001 NON-OFFICER EQUITY INCENTIVE PLAN
ADOPTED JULY 19, 2001
AMENDED DECEMBER 13, 2002
STOCKHOLDER APPROVAL NOT REQUIRED

1.     PURPOSES.

        (a)   Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees (other than Officers) and Consultants of the Company and its Affiliates.

        (b)   Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Nonstatutory Stock Options, (ii) stock bonus awards and (iii) rights to acquire restricted stock.

        (c)   General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

        (e)   "Common Stock" means the common stock of the Company.

        (f)    "Company" means Rigel Pharmaceuticals, Inc., a Delaware corporation.

        (g)   "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in

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the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Director" means a member of the Board of Directors of the Company.

        (j)    "Disability" means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of such person's position with the Company or with an Affiliate because of the sickness or injury of such person.

        (k)   "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day before the date of grant (the "determination date", or if the determination date is not a market trading day, then the last market trading day prior to the determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (n)   "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated under the federal securities laws ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (o)   "Nonstatutory Stock Option" means an Option not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)   "Officer" means a person who possesses the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc. For purposes of the Plan, a person employed by the Company in the position of "Vice President" or higher shall be classified as an "Officer" unless the Board or Committee expressly finds that such person does not possess the authority of an "officer" as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc.

        (q)   "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (r)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

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        (s)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (t)    "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (u)   "Plan" means this Rigel Pharmaceuticals, Inc. 2001 Non-Officer Equity Incentive Plan.

        (v)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (w)  "Securities Act" means the Securities Act of 1933, as amended.

        (x)   "Stock Award" means any right granted under the Plan, including an Option, a restricted stock purchase award and a stock bonus award.

        (y)   "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted, including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (A) a new Option under the Plan covering the same or a different number of shares of Common Stock, (B) a stock bonus, (C) the right to acquire restricted stock, and/or (D) cash, or (3) any other action that is treated as a repricing under generally accepted accounting principles.

          (iv)  To amend the Plan or a Stock Award as provided in Section 12.

          (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee.

          (i)    General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to

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  any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)   Committee Composition when Common Stock is Publicly Traded.    At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million five hundred thousand (3,500,000) shares of Common Stock.

        (b)   Reversion of Shares to the Share Reserve.    If any Nonstatutory Stock Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Nonstatutory Stock Option shall revert to and again become available for issuance under the Plan.

        (c)   Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        (a)   Eligibility for Specific Stock Awards.    Stock Awards may be granted to Employees, who are not Officers, and Consultants; provided, however, that Officers who are not previously employed by the Company may be granted Stock Awards as an inducement essential to such individuals entering into employment contracts with the Company.

        (b)   Consultants.

          (i)    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

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          (ii)   Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term.    The term of an Option shall not exceed 10 years, either at the time of grant of the Option or as the Option may be amended thereafter.

        (b)   Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

        (c)   Consideration.    The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option or at any time prior to the time of exercise in the case of a Nonstatutory Stock Option (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest necessary to avoid a charge to earnings for financial accounting purposes.

        (d)   Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)   Vesting Generally.    Each Option shall be evidenced by an Option Agreement executed by the Company and the Optionholder. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable as set-forth in the Option Agreement. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (f)    Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates for any reason other than upon the Optionholder's death or Disability, the Optionholder

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may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company) but only within such period of time ending on the earlier of (i) the three (3) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (g)   Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or similar requirements of applicable law of another jurisdiction to which the Option is subject, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or similar requirements.

        (h)   Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination or as otherwise permitted by the Company), but only within such period of time ending on the earlier of (i) the twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (i)    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death or as otherwise permitted by the Company) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) moths following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (j)    Early Exercise.    The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a)   Stock Bonus Awards.    Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    A stock bonus award may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

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          (ii)   Vesting.    Shares of Common Stock awarded under the stock bonus agreement may be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company shall automatically reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv)  Transferability.    Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b)   Restricted Stock Purchase Awards.    Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price.    The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement.

          (ii)   Consideration.    The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting.    Shares of Common Stock acquired under the restricted stock purchase agreement may be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v)   Transferability.    Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant

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Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to grant Stock Awards in compliance with applicable law or to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (b)   No Employment or other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (c)   Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (d)   Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold

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shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments.    If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type, class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), and the outstanding Stock Awards will be appropriately adjusted in the type, class(es) and number of securities and price per share of securities subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c)   Asset Sale, Merger, Consolidation or Reverse Merger.    In the event of (i) a sale, exchange, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a "Corporate Transaction"), then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the Corporate Transaction. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to the Corporate Transaction.

12.   AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a)   Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy any Nasdaq or securities exchange listing requirements. The Board may in its sole discretion submit such amendment to the Plan for stockholder approval.

        (b)   No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

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        (c)   Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective immediately upon its adoption by the Board.

15.   CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

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Appendix B

RIGEL PHARMACEUTICALS, INC.

2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED AUGUST 18, 2000
APPROVED BY STOCKHOLDERS SEPTEMBER 11, 2000
EFFECTIVE DATE: DECEMBER 4, 2000
AMENDED AND RESTATED APRIL 24, 2003
AMENDED AND RESTATED JUNE 20, 2003
APPROVED BY STOCKHOLDERS JUNE 20, 2003
AMENDED AND RESTATED APRIL 22, 2005
APPROVED BY STOCKHOLDERS JUNE 2, 2005
AMENDED AND RESTATED JANUARY 31, 2007
APPROVED BY STOCKHOLDERS MAY 31, 2007
AMENDED AND RESTATED SEPTEMBER 18, 2007
AMENDED AND RESTATED FEBRUARY 21, 2008
APPROVED BY STOCKHOLDERS [PENDING]

1.     PURPOSES.

        (a)   Eligible Option Recipients.    The persons eligible to receive Options are the Non-Employee Directors of the Company.

        (b)   Available Options.    The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

        (c)   General Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     DEFINITIONS.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Annual Grant" means an Option granted annually to all Non-Employee Directors who meet the criteria specified in subsection 6(b) of the Plan.

        (c)   "Annual Meeting" means the annual meeting of the stockholders of the Company.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   A "Change in Control," with respect to Options granted on or after the effective date of the Plan, will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

          (i)    the acquisition (other than from the Company, by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

          (ii)   the individuals who, as of the effective date of the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

          (iii) the closing of:

            (1)   a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

            (2)   a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

        For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Optionholder shall supersede the foregoing definition with respect to Options subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Common Stock" means the common stock of the Company.

        (h)   "Company" means Rigel Pharmaceuticals, Inc., a Delaware corporation.

        (i)    "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

        (j)    "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service. For example, a change in status without interruption from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether

Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (k)   "Director" means a member of the Board of Directors of the Company.

        (l)    "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (m)  "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (p)   "Initial Grant" means an Option granted to a Non-Employee Director who meets the criteria specified in subsection 6(a) of the Plan.

        (q)   "IPO Date" means the effective date of the initial public offering of the Common Stock.

        (r)   "Non-Employee Director" means a Director who is not an Employee.

        (s)   "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (t)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (u)   "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (v)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (w)  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (x)   "Plan" means this Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors' Stock Option Plan.

        (y)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z)   "Securities Act" means the Securities Act of 1933, as amended.

3.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine the provisions of each Option to the extent not specified in the Plan.

          (ii)   To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        (c)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (d)   Cancellation and Re-Grant of Options.    Notwithstanding anything to the contrary in the Plan, neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Option under the Plan, (ii) cancel and re-grant any outstanding Option under the Plan, or (iii) effect any other action that is treated as a repricing under generally accepted accounting principles unless, in each case, the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate 535,000 shares of Common Stock, which number consists of (i) 33,333 shares of Common stock initially reserved for issuance under the Plan plus (ii) 66,667 shares of Common stock approved by the Board in April 2003 and subsequently approved by the Company's stockholders plus (iii) 225,000 shares of Common Stock approved by the Board in April 2005 and subsequently approved by the Company's stockholders plus (iv) 110,000 shares of Common Stock approved by the Board in January 2007 and subsequently approved by the Company's stockholders plus (v) 100,000 shares of Common Stock approved by the Board in February 2008 [and subsequently approved by the Company's stockholders] .

        (b)   Reversion of Shares to the Share Reserve.    If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any shares subject to an Option are not delivered to an Optionholder because the Option is exercised through a reduction of shares subject to the Option (i.e., "net exercised"), the number of shares that are not delivered to the Optionholder shall not remain available for issuance under the Plan. If any shares subject to an Option are not delivered to an Optionholder because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, the number of shares that are not delivered to the Optionholder shall not remain available for subsequent issuance under the Plan. If the exercise price of any Option is satisfied by tendering shares of Common Stock held by the Optionholder (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for subsequent issuance under the Plan.

        (c)   Source of Shares.    The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     ELIGIBILITY.

        The Options as set forth in section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6.     NON-DISCRETIONARY GRANTS.

        (a)   Initial Grants.    Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director after the IPO Date automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth herein.

        (b)   Annual Grants.    Without any further action of the Board, a Non-Employee Director shall be granted an Annual Grant as follows: On the day following each Annual Meeting commencing with the Annual Meeting in 2001, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to the Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director.

7.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price.    The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)   Consideration.    The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of the following methods:

          (i)    By cash or check.

          (ii)   Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that the Optionholder has held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or that the Optionholder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes shall include delivery to the Company of the Optionholder's attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionholder may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

          (iii) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

          (iv)  By a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Optionholder to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the "net exercise," (ii) shares are delivered to the Optionholder as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations.

        (d)   Transferability.    An Option is transferable by will or by the laws of descent and distribution. An Option also is transferable (i) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (ii) by gift, in a form accepted by the Company, to a member of the "immediate family" of the Optionholder as that term is defined in 17 C.F.R. 240.16a-1(e). An Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder and a permitted transferee as provided herein. However, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)   Exercise Schedule.    The Option shall be exercisable as the shares of Common Stock subject to the Option vest.

        (f)    Vesting Schedule.

          (i)    Each Option granted as an initial grant shall vest in accordance with the schedule set forth below that results in a shorter period of full vesting:

            (1)   1/36th of the shares of Common Stock subject to the Option shall vest each month after the date of grant over a period of three (3) years; or

            (2)   the Option shall vest in equal monthly installments after the date of grant over a period commencing on the date that the Optionholder is appointed for the first time to be a Non-Employee Director by the Board and ending on the date of the Annual Meeting at which the Optionholder is first scheduled to be considered for election to be a Non-Employee Director by the stockholders of the Company.

          (ii)   Each Option granted as an annual grant before the Annual Meeting in 2008 shall vest such that 1/36th of the shares of Common Stock subject to such Option shall vest each month after the date of grant over a period of three (3) years; and each Option granted as an annual grant on or after the Annual Meeting in 2008 shall vest such that 1/12th of the shares of Common Stock subject to such Option shall vest each month after the date of grant over a period of one (1) year.

        (g)   Termination of Continuous Service.    In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (h)   Extension of Termination Date.    If the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (i)    Disability of Optionholder.    In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (j)    Death of Optionholder.    In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.     COVENANTS OF THE COMPANY.

        (a)   Availability of Shares.    During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.     USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.   MISCELLANEOUS.

        (a)   Stockholder Rights.    No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b)   No Service Rights.    Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (c)   Investment Assurances.    The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (d)   Withholding Obligations.    The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.   ADJUSTMENTS UPON CHANGES IN STOCK.

        (a)   Capitalization Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Options specified in Section 5, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Corporate Transaction.    In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Options outstanding under the Plan or may substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(b)) for those outstanding under the Plan. In the event no surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders who are in Continuous Service immediately prior to such an event, the vesting of such Options (and the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

        (c)   Change in Control.    Upon a Change in Control, all Options held by each Optionholder whose Continuous Service has not terminated immediately prior to the Change in Control shall become fully vested and exercisable immediately prior to the effectiveness of such Change in Control.

12.   AMENDMENT OF THE PLAN AND OPTIONS.

        (a)   Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

        (c)   No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (d)   Amendment of Options.    The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

        All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card	COMPANY #

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK * * * EASY * * * IMMEDIATE•

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 28, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/rigl/—QUICK * * * EASY * * * IMMEDIATE•

Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 28, 2008.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Rigel Pharmaceuticals, Inc., c/o Shareowner Services,SM  P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	To elect three directors to the Board of Directors of the Company to hold office until the 2011 Annual Meeting of Stockholders.	01 Walter H. Moos, Ph.D.	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
02 Hollings C. Renton
03 Stephen A. Sherwin, M.D.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the boxe provided to the right)

2.

To approve amendments to the Company’s 2000 Equity Incentive Plan (the “2000 Plan”) to (i) increase the number of shares authorized for issuance under the 2000 Plan by 3,350,000 shares of common stock and (ii) provide that the number of shares available for issuance under the 2000 Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Plan.

	☐ For	☐ Against	☐ Abstain

3.

To approve an amendment to the Company’s 2000 Non-Employee Directors’ Stock Plan (the “Directors’ Plan”) to increase the number of shares authorized for issuance under the Directors’ Plan by 100,000 shares of.common stock.

	☐ For	☐ Against	☐ Abstain

4.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2008.

	☐ For	☐ Against	☐ Abstain

*Please fold here *

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR  EACH PROPOSAL.

Address Change? Mark Box	☐	Dated:
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

RIGEL PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 29, 2008

10:00 a.m.

Rigel Pharmaceuticals, Inc.

1180 Veterans Boulevard

South San Francisco, CA 94080

Rigel Pharmaceuticals, Inc.
1180 Veterans Boulevard
South San Francisco, CA 94080	proxy

This proxy is solicited by the Board of Directors for use at the annual meeting on May 29, 2008.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint James M. Gower and Dolly A. Vance, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the annual meeting and all adjournments.

See reverse for voting instructions.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 29, 2008
PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MANAGEMENT EXECUTIVE OFFICERS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATON; COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
2007 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION FOR FISCAL 2007
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
  Appendix A
RIGEL PHARMACEUTICALS, INC. 2000 EQUITY INCENTIVE PLAN
  Appendix B
RIGEL PHARMACEUTICALS, INC. 2000 NON–EMPLOYEE DIRECTORS' STOCK OPTION PLAN